Exhibit 10.3
                                                            -------------


                                                                    July 1, 1994



  Alexander Stenhouse & Partners Ltd.
  10 Devonshire Square
  London EC2M 4LE
  England

  Ladies and Gentlemen:

            Attached hereto as Exhibit A is a binder of reinsurance in respect of certain losses that you will cede and we will accept as reinsurance on the terms set forth therein. In order to expedite the transaction, you will on July 1, 1994 pay the Loss Transfer Amount (as defined in such binder), subject to the premium financing arrangement described below, and we will accept the risks ceded and arrange for the issuance to you on July 1, 1994 by a bank acceptable to you of a letter of credit or trust agreement as provided in such binder (the "Security").

            In order further to expedite the transaction, we will on July 1, 1994 loan you $30,000,000 (the "Deferred Amount") of the Loss Transfer Amount, which you agree to repay, together with interest thereon at the applicable rate from July 1, 1994 hereof to the date repaid, on August 31, 1994 or as soon as practicable thereafter and in any event by not later than December 31, 1994. The Deferred Amount shall bear interest at the following rate:

            (i) on or prior to August 31, 1994, at a rate equal to 7.45%;
             -

            (ii) on or after September 1, 1994 and on or prior to September 30,
             --
       1994 at a rate equal to 8.45%; and

            (iii) on or after October 1, 1994, at a rate equal to 9.95%.
             ---

  The above rates are annual rates payable bi-weekly in arrears commencing July 15, 1994. The Deferred Amount may not be repaid prior to August 31, 1994 without our consent.

       In the event the Deferred Amount is not repaid in full on or prior to October 31, 1994, we may elect to cancel the reinsurance ceded and accepted hereunder by written notice to you retroactive to the date of inception as if the transaction had never occurred, in which event we will deliver to you the Notes issued by Alexander & Alexander Services Inc. in the aggregate principal amount of $50,000,000 in the form attached hereto as Exhibit B (the "Notes") and terminate your obligation to repay the Deferred Amount and any interest thereon in full satisfaction of our obligations hereunder and under the separate letter agreement dated today with Atlanta International Insurance Company, American Special Risk Insurance Company and Trent Insurance Company Limited (the "Other Letter Agreement").

            In the event the Deferred Amount is not repaid in full on or prior to December 31, 1994, the reinsurance ceded and accepted hereunder shall automatically be cancelled retroactive to the date of inception as if the transaction had never occurred, in which event we will deliver to you the Notes and terminate your obligation to pay the Deferred Amount and any interest thereon in full satisfaction of our obligations hereunder and under the Other Letter Agreement and you shall pay us a termination fee of $2,000,000.

            This letter agreement shall be governed by the law of Bermuda. If you are in agreement with the foregoing, please so indicate by signing in the space provided below, whereupon this shall become a binding written agreement between you and us.

                                               Very truly yours,

                                               CENTRE REINSURANCE
                                                (BERMUDA) LIMITED


                                               By: /s/ Jay S. Ralph
                                                   -------------------
                                                  Executive Vice
                                                  President


  Accepted and Agreed:

  ALEXANDER STENHOUSE &
    PARTNERS LTD.


  By: /s/ Ian Robertson
     -----------------------
     Director

                                                                Exhibit A
                                                                ---------


                               BINDER OF REINSURANCE

  REINSURED:     Alexander Stenhouse & Partners Ltd.
  ---------

  TYPE:          Excess of Loss Reinsurance
  ----

  EFFECTIVE
  ---------
  DATE:          This Agreement shall become effective 12:01 a.m., January 1,
  -----
                 1994 and remain in force and in effect until all obligations hereunder have been discharged.

  SUBJECT
  -------
  BUSINESS:      SECTION A:
  --------       Loss and Allocated Loss Adjustment Expense sustained by The
                 Orion Insurance Company Limited ("Orion") from insurance/reinsurance during Underwriting Years from and including 1953 through and including 1967 as insured by or reinsured to Sphere Drake Insurance Company (as defined below and hereinafter referred to as "SDIC"), as specified in that certain Marine Pool Agreement, dated September 7, 1953, between Orion, Sphere Insurance Company Limited and The Drake
                 Insurance Company Limited attached hereto as Appendix A-1, as amended by the Settlement Agreement, dated March 20, 1992, attached as Appendix A-2, for which Alexander Stenhouse &
                 Partners Ltd. et al. may be liable to Sphere Drake
                 Acquisitions (U.K.) Ltd. ("Sphere Drake") under that certain
                 Share Purchase Agreement (the "Share Purchase Agreement"), dated as of October 9, 1987, between Alexander Stenhouse &
                 Partners Ltd. and Sphere Drake, as amended to date (the "Orion
                 Pool"). Such Loss and Allocated Loss Adjustment Expense covered under this Section A shall be reduced and offset against any recoveries with respect to the Marine and Non-
                 Marine Excess of Loss and Special Reinsurances Account underwritten through Howden Swann Agencies Limited and known as the "Sphere X Account" (the "Sphere X Account"). In no event shall the Loss and Allocated Loss Adjustment Expenses covered under this Section A be increased by Loss or Loss Adjustment
                 Expense stemming from the Sphere X Account.

                 Under no circumstances shall this Agreement reimburse the Reinsured for any liabilities which SDIC may have to Orion as regards:

                 (1) any pools underwritten by Orion in which SDIC may ever have participated other than the Orion Pool; or

                 (2) any percentages of Loss or Allocated Loss Adjustment Expense in excess of the percentages specified in Appendix A-2 for which it has been agreed Sphere Drake will indemnify Orion; or

                 (3) any Unallocated Loss Adjustment Expenses which SDIC may become liable to pay for the management of claims insured under the Orion Pool.

                 For the purposes of this Section A all recoveries under any other reinsurance that may inure to the benefit of the Reinsured in respect of the Orion Pool as contemplated in Appendix A-1, whether collectible or not, shall be deducted in arriving at the Ultimate Net Loss to the Reinsured and shall inure to the benefit of this Agreement.

                 SECTION B:
                 Loss and Allocated Loss Adjustment Expense sustained by Eagle Star Insurance Company Limited for which Alexander Howden Group Agency Management ("Alexander Howden") may have liability for actions taken or omitted to be taken by Swann & Everett Underwriting Agency, as described in and limited to items numbered 4, 5 and 7 of the 29th November, 1990 letter, attached as Appendix B, including and expressly limited to business classified as Swann & Everett Pools 2, 3, 4, 5, 6 and 8, and 2.5% of Swann & Everett Pool 1 (Non-Marine Pool R account) in respect of 50% of the share of Ingosstrakh. It is expressly stated that no other liability for the business classified as Swann & Everett Pool 1 other than as described above or for other items contained in Appendix B other than for items numbered 4, 5 and 7, whether Alexander Howden is liable to Eagle Star Insurance Company Limited or not, shall be included in this Agreement.

                 SECTION C:
                 Loss and Allocated Loss Adjustment Expense sustained by SDIC due to the unenforceability of the stop-loss agreement between Posgate and Denby Syndicate 701 and SDIC protecting SDIC's quota share of 20% for Underwriting Years 1980 and prior and 15% for Underwriting Years 1981 and 1982 with respect to Posgate Syndicates 126/129 and predecessor syndicates as reflected in the Cover Notes listed below and attached as Appendix C, subject to a maximum liability under this Section C of $31,156,000 for Underwriting Years 1980 and prior, $17,082,000 for Underwriting Year 1981, $15,205,000 for
                 Underwriting Year 1982 and $300,000 additional liability which may be applied to any such Underwriting Year. Cover Notes are Alexander Howden Insurance Brokers Ltd. numbers: ST 80 10580 (Underwriting Year 1980 and prior), ST 81 10727 (Underwriting Year 1981), and ST 81 10727 (Underwriting Year 1982).

                 For the purposes of Sections B and C, recoveries under any other reinsurance that may inure to the benefit of the Reinsured in respect of the Subject Business covered under such Section and all salvage and subrogation payments actually received by the Reinsured in respect of Losses settled after the Effective Date, net of any additional premium payable or commission returnable by the Reinsured under such reinsurance, shall be deducted in arriving at the Loss and Allocated Loss Adjustment Expense on the Subject Business covered under such Section and shall inure to the benefit of this Agreement.

                 SECTION D:
                 Loss and Allocated Loss Adjustment Expense sustained by the Reinsured due to the inability of the Reinsured to collect from its reinsurers (not including the Reinsurer hereunder) for its share of the Orion Pool as described under Section A, subject to a maximum liability under this Section D of $16,000,000. For the purposes of this Agreement, reinsurance shall be deemed to be uncollectible where amounts due under the reinsurance are outstanding and unpaid for at least one year.

  COMMUTATIONS
  ------------
  AND SUPERFUND
  -------------
  CHARGES:       This Agreement shall not indemnify the Reinsured for any
  -------        commutation effected by or under the control of the Reinsured of underlying liabilities in excess of $2,000,000 under any inward or outward insurance or reinsurance contract covered hereunder without the Reinsurer's prior written consent, which consent shall not be unreasonably withheld. If a commutation shall occur which is not effected by or under the control of the Reinsured or if the amount of the commuted underlying liabilities is $2,000,000 or less, the Reinsured shall immediately notify the Reinsurer upon becoming aware of such commutation. Loss and Allocated Loss Adjustment Expense on the Subject Business shall be deemed to include any amounts payable by the Reinsured or any of its Affiliates in respect of any fees, taxes, charges or other levies that may be imposed in respect of environmental clean-up, CERCLA or Superfund exposures for which the Reinsured would be responsible under the Subject Business ("Superfund Charges").

                 Any amounts agreed as payment or reported to the Reinsurer in respect of commutations of any inward insurance or reinsurance contract or Superfund Charges shall be treated as Covered Losses (as defined below) by the Reinsurer at the cash value transferred, but shall be applied to the Reinsurer's Aggregate

                 Limit of Liability herein at its future value, which includes any investment income which would reasonably have accrued on such amounts between the commutation or settlement dates and the date at which the commuted losses would have been expected to be paid in full. For any Superfund Charges, such date will be agreed by the Reinsured and the Reinsurer based on the average projected clean-up dates for the sites involved in the Superfund Charges.

                 In the event the foregoing adjustment in respect of Superfund Charges does not operate so as to place each party in substantially the same economic position as if such Superfund Charges (and any benefit arising therefrom or relating thereto) had not applied, this Agreement shall be equitably adjusted. In the event the Reinsured and the Reinsurer are unable to agree on such adjustment within 60 days of a demand by either for consultation with respect to the same, either may submit such matter for resolution pursuant to ARBITRATION hereunder.

  TERRITORY:     This Agreement shall cover wherever the Reinsured's Subject
  ---------      Business covers.

  COVERAGE:      The Reinsurer shall indemnify the Reinsured up to the
  --------
                 Aggregate Limit of Liability specified herein for Loss and Allocated Loss Adjustment Expense on Subject Business described in Sections A, B, C and D paid by the Reinsured on or after January 1, 1994 (collectively, "Covered Losses") in excess of the Reinsured's Retention.

  AGGREGATE
  ---------
  LIMIT OF
  --------
  LIABILITY:     The Reinsurer shall be liable for Covered Losses, in excess of
  ---------      the Reinsured's Retention under this Agreement, subject to a maximum Aggregate Limit of Liability for Sections A, B, C and
                 D combined equal to $200 million less the aggregate amount of covered losses ceded to the Reinsurer by Atlanta International
                 Insurance Company, American

                 Special Risk Insurance Company or Trent Insurance Company Limited (collectively, the "Other Reinsureds") pursuant to the separate reinsurance agreement, dated as of the date hereof, between such Other Reinsureds and the Reinsurer (the "Other Reinsurance Agreement").

                 In no event shall the Aggregate Covered Losses (as defined below) paid by the Reinsurer exceed $200 million.

  REINSURED'S
  -----------
  RETENTION:     The Reinsured's Retention under this Agreement shall equal $73
  ---------      million, less the aggregate amount of covered losses paid
                 after January 1, 1994 by the Other Reinsureds under the Other
                 Reinsurance Agreement and applied to the Other Reinsureds' retention thereunder, of Covered Losses.

  LOSS SETTLE-
  ------------
  MENTS:         annually in arrears:
  -----

                      in cash to the Reinsured or such other person as the Reinsured may direct; or

                      at the option of the Reinsurer, in securities acceptable to the Reinsured, to such Reinsured. Acceptable securi-ties shall include, without limitation, Notes issued by Alexander & Alexander Services Inc. to the Reinsurer in the aggregate principal amount of $50,000,000 substantially in the form attached hereto as Appendix D, which by their terms are due and payable at the time of any loss settlement or which have been accelerated and are due and payable at the time of such loss settlement (the "A&A Notes"). The A&A Notes shall be valued at the face value thereof, plus interest accrued thereon, to the date of such loss settlement.

  LOSS TRANSFER
  -------------
  AMOUNT:        $78 million, payable on July 1, 1994.
  ------

  ADDITIONAL
  ----------
  PREMIUMS:      The Reinsured shall pay to the Reinsurer an Additional Premium
  --------       equal to the amount by which the Deficit Account, as of any
                 December 31, exceeds $25 million. The Deficit Account as of any December 31 shall be equal to:

                 (1) The sum of the Covered Losses paid by the Reinsurer hereunder and the aggregate covered losses paid by the Reinsurer under the Other Reinsurance Agreement (collectively, the "Aggregate Covered Losses"), less

                 (2) 100% of the sum of the Loss Transfer Amount hereunder and the loss transfer amount under the Other Reinsurance Agreement (collectively, the "Aggregate Loss Transfer Amount"), less

                 (3) 100% of Additional Premiums, if any, received by the Reinsurer prior to that December 31, plus

                 (4) the sum of Deficit Charges (as defined below) from inception to that December 31.

                 The Deficit Charge shall be equal to the average daily balance of the Subject Balance, as defined below, of the Deficit Account during each twelve (12) month period multiplied by 8.25% each December 31 and that amount shall be added to the Deficit Account each December 31.

                 "Subject Balance":  means an amount equal to:
                  ---------------

                 (x)  during any period in which the Deficit Account is greater
                  -
                      than $25,000,000, the balance in the Deficit Account less $25,000,000;

                 (y)  during any period in which the Deficit Account is greater
                  -
                      than or equal to zero but less than or equal to $25,000,000, $0; or

                 (z)  during any period in which the Deficit Account is less
                  -
                      than $0, the balance in the Deficit Account.

  EXPERIENCE
  ----------
  ACCOUNT:       A notional Experience Account shall be calculated by the
  -------        Reinsurer at inception of this Agreement and maintained until there is a complete and final release of all of the Reinsurer's obligations to the Reinsured under this Agreement and to the Other Reinsureds under the Other Reinsurance
                 Agreement. The balance in the Experience Account shall be as defined below.

                 On or prior to December 31, 2009:

                 The Experience Account as of any date on or prior to December 31, 2009 shall be equal to the sum of the Reference Values of the Notional Investments as of the date of valuation plus the Market Value Adjustments for those Notional Investments as of the date of valuation less the sum of Adjusted Paid Losses, as defined herein, for all years 1994 up to and including the valuation year.

                 For the purpose of calculating the value of the Experience Account (and except as otherwise provided in an Event of Acceleration):

                      "X" as used below for determining the value of each Notional Investment, shall be equal to 12.5%, except that for purposes of determining the balance in the Experience Account upon commutation as provided in COMMUTATION, "X" shall be equal to the following depending on the date of commutation:

                      if commuted prior to 1/1/2000:  15.5%
                      if commuted on or after 1/1/2000, but
                        prior to 12/31/02:  14.5%
                      if commuted on or after 12/31/02, but
                        prior to 12/31/05:  13.5%, and
                      if commuted on or after 12/31/05:
                        12.5%, and

                      "h" shall be equal to 150 basis points.

                 After December 31, 2009:

                 The Experience Account as of any December 31 after December 31, 2009 shall be defined as:

                 (1)  The Experience Account as of the prior December 31, less

                 (2) 100% of Aggregate Covered Losses paid by the Reinsurer during the current calendar year, plus

                 (3) the Investment Credit (as defined below) for the current calendar year.

                 Monies paid to the Reinsurer hereunder or under the Other Reinsurance Agreement shall be credited to the Experience Account on the day said monies are received by the Reinsurer's designated bank.

                 Monies paid to the Reinsured hereunder and to the Other Reinsureds under the Other Reinsurance Agreement shall be charged against the Experience Account on the day said monies are received by the designated bank of the Reinsured or the Other Reinsureds.

                 The Investment Credit shall be the average daily balance of the Experience Account during each twelve (12) month period multiplied by the Credit Index (as defined below) each year beginning 2010 and that amount shall be credited to the Experience Account each December 31.

  NOTIONAL
  --------
  INVESTMENTS: For purposes of this Agreement, the Reinsurer shall be deemed ----------- to make a "Notional Investment" upon receipt of the Aggregate
                 Loss Transfer Amount and shall be deemed to have received the Aggregate Loss Transfer Amount on July 1, 1994.

                 The Notional Investment corresponding to each such payment received by the Reinsurer prior to January 1, 2009 shall be equal to (100% - X) of such payments, where "X" is defined in EXPERIENCE ACCOUNT. The "Notional Investment Payment Date" shall be the date on which the Reinsurer receives or is deemed to receive the Aggregate Loss Transfer Amount.

                 The "Reference Value" of each Notional Investment as of any valuation date shall be equal to:

                      the amount of the Notional Investment times (1+i-h)R;
                      where

                      R    =    the number of days from the Notional Investment
                                Payment Date to the valuation date divided by 365, and

                      i    =    the Yield as of the Notional Investment Payment
                                Date on the United States coupon bearing
                                Treasury Bonds maturing on or nearest to December 31, 2009.

                      h    =    is defined in EXPERIENCE ACCOUNT.

                 The "Market Value Adjustment" for each Notional Investment as of any valuation date shall be equal to the Market Value of the Notional Investment as of the valuation date less the Amortized Value of the Investment as of the valuation date.

                 The "Amortized Value" of each Notional Investment as of any valuation date shall be equal to:

                      the amount of the Notional Investment times (1 + i)R,

                      where R and i are as defined herein     above.

                 The "Market Value" of each Notional Investment as of any valuation date shall be equal to:

                      the Face Value divided by (1 + j)Q, where

                      Q    =    the number of days from the valuation date to
                                December 31, 2009 divided by 365, and

                      j    =    the Yield, as of the valuation date, on the
                                United States coupon bearing Treasury Bonds maturing on or nearest to December 31, 2009.

                 The "Face Value" of each Notional Investment shall be equal to:

                      the amount of the Notional Investment times (1 + i)T, where

                      T    =    the number of days from Notional Investment
                                Payment Date to December 31, 2009 divided by
                                365, and

                      i    =    as defined hereinabove.

                 The term "Yield" shall mean the "ASK YLD" supplied by the Federal Reserve Bank of New York City as of mid-afternoon and published the next business day in the Wall Street Journal or
                                                        -------------------
                 similar publication.

  ADJUSTED
  --------
  PAID LOSS:     "Adjusted Paid Loss" shall be equal to:
  ---------
                      Aggregate Covered Loss times (1 + k)W, where

                      W    =    the number of days from the date that the
                                particular amount of Aggregate Covered Loss was paid by the Reinsurer to the valuation date divided by 365, and

                      k    =    i, where i is as defined in NOTIONAL
                                INVESTMENTS.

  CREDIT INDEX:  The Credit Index applicable to this Agreement for calendar
  ------------   years 2010 and subsequent shall equal the Yield on the one year United States Treasury Bill existent on the first business day in January of such calendar year less 150 basis points.

  COMMUTATION:   The Reinsured may, at its sole option, commute this Agreement
  -----------    in whole at any December 31 on or after December 31, 1996, provided that the Reinsured may commute this Agreement in whole at any time upon the occurrence of an Event of Acceleration or in part upon the occurrence of a Baloise Event or an Event of Acceleration as provided below under Special
                 Commutation. In the event of commutation in whole, the Reinsurer agrees to pay the Reinsured, on behalf of the Reinsured and the Other Reinsureds, except as otherwise provided in EVENT OF ACCELERATION, an amount equal to the balance in the Experience Account as of the date of commutation, which amount may be paid in cash or, at the option of the Reinsurer, securities acceptable to the Rein-sured (as provided in LOSS SETTLEMENTS).

                 All payments made by the Reinsurer related to the commutation, as set forth herein, shall constitute a complete and final release of the Reinsurer and the Reinsured in respect of all of such party's obligations to the other under this Agreement as of the effective date of the commutation.

  EVENT OF
  --------
  ACCELERATION:  "Event of Acceleration": means any of the following events
  ------------    ---------------------
                 occurring after the execution of the Agreement:  (i) Orion
                                                                   -
                 shall (x) (a) be generally not paying its debts as they become
                        -   -
                 due, (b) file, or consent in writing to the filing against it
                       -
                 of, a petition for relief for reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (c) make an assignment for the benefit of its
                                -
                 creditors, (d) consent to the appointment of a custodian,
                             -
                 receiver, trustee, liquidator,
                 rehabilitator, conservator or other officer with similar powers with respect to it or with respect to any part of its property, (e) be adjudicated insolvent or be liquidated under
                            -
                 any bankruptcy or insolvency law or (y) take any corporate
                                                      -
                 action for the purpose of accomplishing any of the foregoing or (z) suffer the entry of an order by any court or
                     -
                 governmental authority of competent jurisdiction appointing a custodian, receiver, trustee, liquidator, rehabilitator, conservator or other officer with similar powers with respect to Orion or with respect to any substantial part of its property or if any order for relief shall be entered in any case or proceeding for liquidation, rehabilitation, conservatorship, supervision, reorganization or otherwise to take advantage of any bankruptcy, insolvency or similar law of any jurisdiction, ordering the dissolution, winding up, liquidation, receivership, rehabilitation, conservatorship or supervision of Orion, or if any petition for any such relief shall be filed against Orion and such petition shall not be dismissed within 60 days; (ii) a Competent Authority shall
                                            --
                 issue a guideline, notice, statement, ruling or interpretation or a proposed, temporary or final regulation that holds that all or any substantial part of the specific transaction described in this Agreement or the Other Reinsurance Agreement shall not be treated as "insurance" or "reinsurance" for any relevant statutory, regulatory, accounting or tax purpose;
                 (iii) a Competent Authority shall issue any guideline, notice,
                  ---
                 statement, ruling or interpretation of general application or with respect to any similar transaction or any proposed, temporary or final regulation which is applicable to the transaction described in this Agreement or the Other Rein-surance Agreement and, if applied to any such transaction, would, in the Reinsured's good faith judgment (and, if such an opinion is requested by the Reinsurer, in the opinion of legal counsel selected by the Reinsured and reasonably acceptable to the Reinsurer), likely cause all or any substantial part of the transaction described in this Agreement or the Other Reinsurance Agreement to be treated other than as "insurance" or "reinsurance" for any relevant statutory, regulatory, accounting or tax purpose; or (iv) any Competent Authority
                                                --
                 shall allege in the course of any official audit or review of any statutory statement filed for insurance regulatory purposes by the Reinsured or any Other Reinsured, or of any tax returns or reports filed by the Reinsured or any Other Reinsured, that all or any substantial part of the transaction described in this Agreement or the Other Reinsurance Agreement will not be treated as "insurance" or "reinsurance" for the relevant statutory, regulatory or tax purpose if, in the Reinsured's good faith judgment (and, if such an opinion is requested by the Reinsurer, in the opinion of legal counsel selected by the Reinsured and reasonably acceptable to the Reinsurer), such allegation is likely to result in an adverse decision, determination or settlement. In the event that this Agreement is commuted in whole upon the occurrence of an Event of Acceleration, the Reinsurer agrees to pay the Reinsured, on behalf of the Reinsured and the Other Reinsureds, an amount equal to the balance in the Experience Account less a payment equal to $2.5 million in 1994, $3.0 million in 1995 and $3.5 million in 1996 due from the Reinsured to the Reinsurer, which amount may be paid in cash or, at the option of the Reinsurer, securities acceptable to the Reinsured (as provided in LOSS SETTLEMENTS). The Experience Account balance shall be calcu-lated with the value of "X" equal to zero. In the event this Agreement is commuted on or after December 31, 1996, the provisions of COMMUTATION shall apply and the value of "X" shall be as defined in EXPERIENCE ACCOUNT.

  SPECIAL
  -------
  COMMUTATION:   In the event that (x) the Reinsured's liability for that
  -----------                       -
                 portion of the liability under the Orion Pool which is the liability of The Baloise Insurance Company and/or The Baloise

                 Marine Insurance Company Limited (together "Baloise") is extinguished due to settlement or commutation (a "Baloise Event") or (y) there is an Event of Acceleration that affects
                             -
                 a portion of the Subject Business accounting for not more than 25% of the Aggregate Loss Transfer Amount (collectively, "Special Commutation Events"), then the Reinsured may, at its sole option, commute the affected portion of this Agreement (including the Deficit Account) (a "Partial Commutation"). It is expressly understood and agreed that in the event the Reinsured elects to commute the Baloise portion of this Agreement upon the occurrence of a Baloise Event, such commutation shall be effected pro rata as to Loss Transfer
                                               --- ----
                 Amount, Reinsured's Retention and Reinsured's Aggregate Limit of Liability (except that the $25 million specified in ADDITIONAL PREMIUMS shall not be affected) and that the Baloise portion of this Agreement represents 7.5% of the total obligations hereunder.

                 In the event the Reinsured desires to effect a Partial Commutation of this Agreement other than with respect to the Baloise portion, the Reinsured and the Reinsurer shall consult and agree upon an appropriate adjustment to be made upon such Partial Commutation. In the event the Reinsurer and the Reinsured do not reach agreement upon such adjustment within 30 days of the Reinsured's request, the Reinsured may nevertheless elect to effect such Partial Commutation, in which event the Reinsured and the Reinsurer shall jointly retain an actuarial firm of recognized national standing acceptable to the Reinsured and the Reinsurer to determine the appropriate adjustment, which shall be intended to leave the Reinsurer and the Reinsured economically neutral to such Partial Commutation. Estimates of future losses rather than initial allocations of Loss Transfer Amount among Sections A, B, C and D of the Subject Business shall be considered by such actuarial firm in reaching its determination. Such determination shall be final and binding on the parties and shall not be subject to ARBITRATION.

                 If the Reinsured does not elect to commute the affected portion of this Agreement upon any Special Commutation Event, it may elect, upon written notice to the Reinsurer, and subject to the written consent of the Reinsurer, to include additional exposures as Subject Business covered hereunder as of the date of such election, in substitution for the affected portion of this Agreement and subject to all the conditions and limitations herein applicable to such affected portion.

  MANDATORY
  ---------
  COMMUTATION:   In the event the Reinsured elects to effect two or more
  -----------    Partial Commutations prior to January 1, 2006, the Reinsurer and the Reinsured shall renegotiate the terms of this Agreement. If the Reinsured and the Reinsurer cannot agree for whatever reason on these terms, then this Agreement shall be mandatorily commuted as of the date of the second such Partial Commutation.

                 For the purpose of this section only, the term "Partial Commutation" shall also include the Reinsured's effecting the termination, extinction or commutation of the Subject Business covered under Sections A, B or C of the Other Reinsurance Agreement, but shall not include a commutation in respect of a Baloise Event.

  TRUST
  -----
  AGREEMENT
  ---------
  AND/OR LETTER
  -------------
  OF CREDIT:     The Reinsurer agrees to provide the Reinsured a Trust
  ---------      Agreement administered by a mutually agreed trustee and/or an irrevocable and evergreen Letter of Credit, issued by a mutu-ally agreed bank, of which the Reinsured shall be beneficiary which shall secure in full all the liabilities of the Reinsurer to the Reinsured, including reserves for losses incurred but not reported, with respect to this Agreement as shown on the reports required under REPORTS
                 AND REMITTANCES.

                 In no event shall the amount of such Trust Agreement or Letter of Credit provided under this Agreement be an amount less than the balance in the Experience Account less ceded unpaid covered losses under the Other Reinsurance Agreement at the end of the most recent calendar quarter.

                 This Trust Account or Letter of Credit may only be drawn if the Reinsurer fails to comply with its obligations under this Agreement.

                 The Reinsurer is responsible for all actual costs associated with providing such Trust Agreement and/or Letter of Credit up to an amount equal to the balance in the Experience Account less ceded unpaid covered losses under the Other Reinsurance Agreement. The Reinsured is responsible for all actual costs associated with providing such Trust Agreement and/or Letter of Credit for the amounts in excess of the balance in the Experience Account less ceded unpaid covered losses under the Other Reinsurance Agreement.

                 The Reinsured agrees that any securities deemed acceptable for Loss Settlements hereunder and the Reinsured's obligation to repay the Deferred Amount (as defined in the letter agreement, dated July 1, 1994, between the Reinsured and the Reinsurer) shall be considered as acceptable securities under the Trust obligations herein. For purposes of valuation of the Trust balances at any quarter end, any such securities shall be valued at full face value of outstanding principal and accrued interest, if any, thereon.

  REPORTS AND
  -----------
  REMITTANCES:   1.   The Reinsured shall furnish to the Reinsurer:
  -----------
                      i)   In the case of Subject Business under Sections A, C
                           and D, promptly
                           upon receipt from the applicable third party managing the applicable Subject Business, and in the case of Subject Business under Section B, within 45 days following the end of such year, annual accounts of paid and unpaid incurred Covered Losses.

                      ii) Annually, a projection of Covered Losses incurred but not reported.

                 2. The Reinsurer shall furnish to the Reinsured within forty-five (45) days after the close of each quarter:

                      i) a reconciliation of the Experience Account from inception to the close of the most recent preceding quarter.

                      ii) Trust Agreement and/or Letter of Credit inuring to the benefit of the Reinsured as defined in TRUST AGREEMENT AND/OR LETTER OF CREDIT for an amount equal to the greater of the Experience Account balance or the ceded unpaid Covered Losses as of the end of the most recent calendar quarter.

                 3. Unless otherwise stated in this Agreement, all amounts due under this Agreement shall be remitted within ten
                      (10) business days after receipt of a "final account statement" from the Reinsured or the Reinsurer.

                 4. Any late payments by either party shall accrue interest at a rate equal to the Yield on the one year United States Treasury Bill existent on the most recent January 1 plus 250 basis points, unless otherwise agreed in writing by the Reinsurer and the Reinsured.

                 5. Others to be agreed, including the definition of "final account statement"

                      (e.g., loss settlements, additional premiums).

  TAXES:         Any and all taxes (other than income taxes) levied on premiums
  -----          or other payments under this Agreement (including, without limitation, withholding taxes, excise taxes, stamp duties or similar taxes) shall be for the account of the Reinsured under this Agreement, and the Reinsured hereby agrees to indemnify the Reinsurer for any and all payments made by the Reinsurer in respect of such taxes.

  ARBITRATION:   Any dispute arising out of the interpretation, performance or
  -----------    breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration must be in writing and sent certified or registered mail, return receipt requested.

                 One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator (the "Umpire") who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

                 If the two arbitrators are unable to agree upon the Umpire within thirty (30) days of their appointment, the two arbitrators shall request the American Arbitration Association ("AAA") to appoint the Umpire for the arbitration with the qualifications set forth in this Article. If the AAA fails to name an Umpire within 30 days, either party may apply to the United States Federal Court for the Southern District of New York to appoint an Umpire with those qualifications. The Umpire shall promptly notify in writing all parties to the arbitration of his selection.

                 All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyds's, London.

                 Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

                 The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Bermuda, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of Bermuda. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

                 To the extent, and only to the extent, that the provisions of this Agreement are ambiguous or unclear, the panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. The panel shall render its decision within sixty (60) days following the termination of hearings which decision shall be in writing, stating the reasons thereof.

                 Judgment upon the award may be entered in any court having jurisdiction thereof.

                 Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbi-tration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.


  OFFSET:        The Reinsured and the Reinsurer may offset any balance due
  ------         from one party to the other under this Agreement or any other contract entered into between the Reinsured and the Reinsurer.
                 Offset must include interest due to either party.
  NO THIRD
  --------
  PARTY RIGHTS:  This Agreement is solely between the Reinsured and the
  ------------   Reinsurer and in no instance shall any other party have rights under this Agreement.
  GENERAL
  -------
  CONDITIONS:    Ultimate Net Loss shall mean Covered Losses
  ----------     Net Retained Lines, where applicable
                 Loss Settlements
                 Errors and Omissions*
                 Inspection/Access to Records
                 Currency (US$, B.P.1.00 = US $1.4755, Can $1.00 = US $.7497)
                 Insolvency (of the Insured)
                 Service of Suit
                 Choice of Law - Bermuda
                 Insolvency Fund Exclusion
                 Intermediary (Brokerage = 0%)
                 No Assignment Without Consent, Such Consent
                   Not to be Unreasonably Withheld
                 Mechanism for Tender of A&A Notes
                 Sphere Drake Insurance Company, Loss,
                   Allocated Loss Adjustment Expense and
                   Unallocated Loss Adjustment Expense
                   To Be Defined.

  WORDING:       To be agreed.
  -------








             --------------------

             * will address prompt payment of refunds due to either party by reason of any error or omission.

                                                             Appendix A-1


                       An Agreement made the seventh day of September One

             thousand nine hundred and fifty three between THE ORION

             INSURANCE COMPANY LIMITED whose registered office is at

             70/72 King William Street, London, E.C.4. (hereinafter

             called "Orion") of the first part THE DRAKE INSURANCE

             COMPANY LIMITED whose registered office is at Baltic

             Exchange Chambers, 24 St. Mary Axe, London, E.C.3.

             (hereinafter called "Drake) of the second part and SPHERE

             INSURANCE COMPANY LIMITED whose registered office is at

             70/72 King William Street aforesaid (hereinafter called

             "Sphere") of the third part


                       W H E R E A S:-

                       (1)  Orion carries on marine aviation and transit

             insurance business through its Marine Department and it has been agreed that acting as Sole Marine Underwriting Agent it shall transact marine aviation and transit insurance

             business for all the parties hereto who will share such

             business and all expenses incurred in the conduct thereof in the proportions and on the terms and conditions hereinafter contained.

                       (2)  In this agreement the following words and

             expressions shall have the meanings hereby assigned to them unless the context otherwise so requires namely:-

                       (a)  "members of the Group" means Orion Drake and

             Sphere and are collectively referred to as "the Group".

                       (b)  "The Group Underwriters" means Orion in its

             capacity of Sole Marine Underwriting Agent for the Group.

                       (c)  "Marine Aviation and Transit Insurance

             business" means insurance and reinsurance business of any

             kind transacted for the Group by or on behalf of Orion as

             the Group Underwriters through or under the control of its

             Marine Department both within the United Kingdom and abroad whether technically Marine or Aviation or Transit business or not and is hereinafter referred to as "Marine Insurance business" which expression shall include in respect of any such business which by mutual consent of the Members of the

             Group is shared by the Group with the New India Assurance

             Company Limited, only that part of such shared business as shall remain for the account of the Group.

                       (d)  "Net Premium Income" means all premiums

             receivable in respect of the Marine Insurance Business

             transacted hereunder after deduction of all brokerages

             discounts rebates commissions allowances stamp duties taxes net returns of premium net reinsurance premiums (less not

             reinsurance returns) and other customary deductions.

                       (e)  "Stated Proportions" means the proportions

             specific in Clause 2 hereof.

                       N O W  THIS DEED  W I T N E S S E T H as follows:-

                       1.  DRAKE and Sphere each hereby appoint the Group

             Underwriters as is Sole Marine Underwriting Agent and the

             Group  Underwriters hereby accept such appointment and each of them [Drake and Sphere hereby authorises the Group

             Underwriters to underwriter Marine Insurance business for

             its account in accordance with the terms of this Agreement].

                       2.  EVERY risk of Marine Insurance business

             underwritten or accepted by the Group Underwriters during

             the currency of this Agreement shall be so underwritten or accepted for and on behalf of the Group in the following

             proportions namely:-

             Orion . . . . . . . . 50%  (Fifty per centum)

             Drake . . . . . . . . 25%  (Twenty five per centum)
             Sphere  . . . . . . . 25%  (Twenty five per centum)

                       PROVIDED ALWAYS that the Group Underwriters shall

             continue to be entitled to underwrite or accept Aviation

             Insurance business for account of the Victoria Insurance

             Company Limited of Melbourne, Australia and in addition

             shall be entitled to underwrite or accept any Marine

             Insurance business risk for account of any company which is not a Member of the Group.  PROVIDED that the Group

             Underwriters shall give to Drake and Sphere written notice of their intention to transact such marine Insurance business AND PROVIDED that the transaction of such Marine

             Insurance business by the Group Underwriters is not

             detrimental to the Group as a whole.

                       3.  THE Group Underwriters shall underwrite or

             accept all Marine Insurance business for account of the

             Group in the respective names and the Stated Proportions

             except on any occasions when this may not in the opinion of the Group Underwriters be feasible or desirable in which

             cases the Group Underwriters may underwrite or accept risks in its own name or in the name of Drake or Sphere or in the name of any two of them for immediate and automatic

             reinsurance on original terms and conditions with the

             remaining Members or Member of the Group in their respective

             Stated Proportions and a simple entry in the books or

             records of the Group Underwriters shall be sufficient to put the Group on risk and to the extent of its Stated Proportion each Member of the Group shall be as fully responsible and liable to the original Assured on any risk for its Stated

             Proportion of such risk or any claims arising therefrom as if a policy had been issued in its own name for its Stated

             Proportion thereof.

                       4.  DURING the currency of this Agreement the

             Group Underwriters shall conduct the entire underwriting of the Marine Insurance business of the Group and shall

             (subject to the provisions of Clause 12 hereof) have full

             and exclusive control of the Underwriting and power to act for and on behalf of the Group in all respects both as to

             acceptance and reinsurance of risks settlement of claims and otherwise in as ample a manner as it would have if such

             Marine Insurance business had been its own business and may pay settle or compromise claims as it sees fit whether or

             not legal liability exists.  Each member of the Group agrees to accept to the extent of its Stated Proportion each and

             every risk underwritten or accepted by the Group

             Underwriters for the Group in accordance with the provisions of Clause 3 hereof and to the extent aforesaid all liability arising out of or in relation to such acceptance.  Each

             Member of the Group hereby authorises the Group Underwriters to make out and sign any necessary policies contracts

             endorsements or other agreements or documents for and on

             behalf of the Group or any Member of the Group as the

             circumstances may require.

                        5.  (a)  AT the request of the Group Underwriters

             and subject as hereinafter mentioned Drake or Sphere shall appoint Sub-Underwriting Agents to underwrite Marine

             Insurance business for the Group in any part of the world

             and in furtherance of this object shall take all necessary steps whether by way of making deposits or otherwise to enable such business to be underwritten and Policies to be legally issued.

                       No such Sub-Underwriting Agent shall be appointed

             until the parties hereto shall each have approved of the

             proposed Sub-Underwriting Agent and of the amount of any

             proposed deposit and shall have agreed (i) as to whether

             such Sub-Underwriting Agency (hereinafter in this Clause

             referred to as "the Agency") shall be designated a "Member

             Agency" or a "Group Agency" and (ii) as to how any deposit shall be provided in the first place and how it shall be

             dealt with on any Member ceasing to be a Member of the Group whether by withdrawal or as a result of the termination of this Agreement and (iii) in the case of member Agencies, to which member of the Group the Agency shall be allocated.

             The appointment by any Member of the Group of a Member

             Agency and the consequent registration of the Agency in that

             Member's name shall not necessarily entail the allocation of such Agency to that Member.  Any change in the designation of an Agency shall be effected only with the prior consent of all the parties hereto.

                       (b)  All Marine Insurance business transacted by

             such Sub-Underwriting Agents shall be under the sole control of the Group Underwriters in all respects and such Sub-

             Underwriting Agents shall be appointed on such terms and

             conditions as the Group Underwriters shall think fit.

                       (c)  All Marine Insurance business emanating from

             the Agencies of the Members of the Group existing at the

             date of commencement of this Agreement the details and

             designation of which are set out in the First Schedule

             hereto shall be regarded as being within the scope hereof

             and any deposit already made in respect of such Agencies

             shall not be affected in any way by any of the provisions

             herein contained.

                       (d)  Should any Member cease to be a Member of the

             Group whether by withdrawal or as a result of the

             termination of this Agreement (the "retiring Member") it

             shall be entitled to retain for its absolute benefit each of the Member Agencies which shall have been allocated to it

             under the provisions of (a) above or which appear under its name in the First Schedule hereto and the Member of the

             Group which appointed such Agencies (if it is not the same

             Member) and in whose name the Agencies are registered shall take all necessary and possible steps to have such Agencies transferred into the name of the retiring Member or as the latter may direct and if any such transfer is impossible

             will continue to hold and operate the Agency concerned for the benefit of and in trust for and at the cost of the retiring Member.

                       (e)  In the event of the withdrawal of a Member

             from the Group then all Group Agencies which shall have been appointed by it or which are registered in its name shall be transferred by it as the other Members of the Group may

             direct and if any such transfer is impossible will continue to hold and operate the Agency concerned for the benefit of and in trust for and at the cost of the party or parties to which it should have been transferred.

                       (f)  On the termination of this Agreement as it

             all Members of the Group All Group Agencies then existing

             shall be dealt with as the parties hereto may at the time of termination so decide.

                       6.  THE Group Underwriters will maintain all

             necessary books accounts records and registers appertaining to the Marine Insurance business transacted by it under the terms hereof.  All such books accounts records and registers shall be the property of the Group Underwriters and the

             representatives of any Member of the Group including its

             Accountants shall be entitled to inspect the same at all

             reasonable times and to make extracts and copies of any

             entries therein relating to the underwriting for such

             Member.

                       7.   (a)  ALL expenses properly incurred by the

             Group Underwriters and by any other Member of the Group in connection with the conduct underwriting and administration of the Marine Insurance business transacted hereunder the

             maintenance of underwriting records and statistics the

             keeping of books and accounts the collection and payment of all monies due and the provision and maintenance of office accommodation furniture and equipment and ancillary services incidental thereto shall be borne by the Members of the

             Group in the Stated Proportions.

                       As soon as practicable after the Thirty first

             December in each year the Group Underwriters will cause to be prepared in reasonable detail and will submit to the

             other Members of the Group a statement showing the total of expenses incurred by all Members in connection with the

             business hereunder for the calendar year under closure.

                       (b)  Other expenses including those incidental to

             putting each member of the Group into a position to accept its share of the Marine Insurance business hereunder and

             those relating wholly and exclusively to implementing

             matters of its independent Head office policy administration and control and any United Kingdom Taxation payable by it

             shall be borne solely by the particular Member concerned.

                       The respective Auditors of all the Members of the

             Group shall together agree as to what amount of any overseas taxation incurred by each member of the Group should be

             attributed to the Marine Insurance Business transacted

             hereunder and the total of such taxation so attributable

             shall be apportioned by the said Aviation on a fair and

             equitable basis between the Members of the Group each of

             whom shall thereupon be liable for the amount so apportioned to it.

                       8.  DURING the currency of this agreement and

             thereafter until the Marine Insurance business transacted

             hereunder shall be finally liquidated in accordance with the provisions of Clause 16 hereof Drake and Sphere shall each pay to the Group Underwriters an over-riding commission and a profit commission on the Marine Insurance business

             transacted hereunder for its account in accordance with the following provisions:-

                       (a)  The Over-Ridding Commission shall be

             calculated at the rate of One per centum on the Net Premium

             Income accruing hereunder to each of Drake and Sphere

             respectively.  As soon as practicable after the end of each calendar quarter, the Group Underwriters shall render

             statements showing in Sterling United States dollars and

             Canadian dollars the Over-Ridding Commission due hereunder and the amount of the Net Premium Income in the relevant currencies on which such commission is calculated.  Unless

             Drake or Sphere shall dispute any of such statements in

             writing within thirty days from the date of its delivery the amount of Over-Ridding Commission shown therein as due to

             the Group Underwriters shall be payable immediately

             collected or paid by the Group Underwriters in Sterling

             United States Dollars and Canadian Dollars shall be paid to or collected from the members of the Group in such

             currencies and all such monies so collected or paid by the

             Group Underwriters in any other foreign currency shall be

             paid to or collected from the members of the Group in

             Sterling at the same rates of exchange at which the original monies were sold or purchased by the Group Underwriters.

                       (b)  The Group Underwriters shall provisionally

             debit each of the Members of the Group in the monthly

             statements of account to be delivered hereunder with an

             amount equal to its Stated Proportion of one-twelfth of an estimate of the total amount of expenses to be borne by the

             Group hereunder for the current calendar year.  Such

             estimate shall be prepared by the Group Underwriters and

             shall be agreed by Drake and Sphere.  Any difference between the aggregate of the provisional amount so debited as

             aforesaid and the total amount of the expenses actually incurred as shown on the statement rendered under

             Clause 7(a) hereof shall be adjusted between the members of the Group within thirty days of the delivery of such

             statement.

                       (c)  All monies receivable in respect of the

             Marine Insurance business transacted hereunder shall be

             collected by the Group Underwriters on behalf of the Group and the Stated Proportions thereof belonging to "Drake" and

             "Sphere" shall be paid into Current Accounts to be opened

             with Guinness, Mahon & Co., in the respective names of Drake and Sphere and the Stated Proportions of all monies payable by Drake and Sphere in respect of the Marine Insurance

             business transacted hereunder shall be paid out of such

             Current Accounts.

                       (d)  In the case of each of such Members such

             Current Accounts shall be operated under two joint

             signatures one of which shall be any one of certain persons to be nominated in writing by the Board of Directors of the

             Company in whose name the Accounts stand and the other which shall be any one of certain persons to be nominated in

             writing by the Group Underwriters provided that [illegible]

             Cheques paid into such Current Accounts may be endorsed by any one of the Group Underwriters own authorised Signa-

             tories.

                       (e)  If at any time there are standing to the

             credit of the Current Accounts any larger sums than the

             Group Underwriters consider to be needed for current

             underwriting requirements they will so advise the Board of

             Drake and Sphere and any such sums shall at the request of such Boards be placed on Deposit Account with Guinness Mahon

             & Co. (which shall be operated in a manner similar to the

             Current Accounts) or invested in the joint names of the

             Group Underwriters and Guinness, Mahon Executor and Trusts

             Company Limited and of Drake or Sphere (as the case may be)

             in trust for Drake or Sphere as the case may be and as

             security for any and all of its liability hereunder as shall be agreed between the parties concerned.

                       (f)  All interest and/or dividends receivable on

             such temporary investments shall be paid direct to Drake and

             Sphere respectively.

                       (g)  In the event of the Cash balances on any of

             such Current Accounts being deemed insufficient for current underwriting requirements by the Group Underwriters any

             amount as they may decide shall be transferred from such

             Deposit Accounts to such Current Accounts and the whole or such part as they see fit of any such temporary investments shall be realised and the proceeds credited to the Current

             Accounts.

                       (h)  In the event of the Cash balance on any of

             such Current Accounts being at any time in the opinion of

             the Group Underwriters insufficient for the proper

             transaction of the Marine Insurance business hereunder then each of the Members of the Group undertake on demand of the

             Group Underwriters to pay into such Current Accounts such an amount as the Group Underwriters may consider necessary.

                       (i)  If and when the Group Underwriters consider

             that there is any amount of Cash or temporary investments

             which are available for release to Brake or Sphere to be

             held or invested by such Companies respectively direct such cash or investments shall forthwith be placed at the

             disposal of such Companies and the Group Underwriters shall inform Guineas, Mahon Executor and Trustee Company Limited accordingly.

                       (j)  It being the expressed and agreed intention

             of the parties hereto that all Members of the Group shall as nearly as is practicable be on an identical basis with

             regard to the incidence of the collection or payment of

             their respective Stated Proportions of the Group

             Underwriting monies it is agreed that the actual method of settlement of monthly accounts between the parties hereto

             shall be on such basis and in such manner as shall be mutually agreed from time to time in writing as fair and equitable to all parties concerned.

                       12.  The Group Underwriters will comply in all

             respects with the undertaking given to the Institute of

             London Underwriters by or on behalf of each Member of the

             Group and will in all matters serve the Group in good faith and to the best of its ability and each Member of the Group shall take full responsibility for everything done by the

             Group Underwriters on its behalf.  The Group Underwriters

             will notwithstanding the generality of Clause 4 hereof as

             far as it is possible comply with any requests which may

             from time to time be conveyed to it by any Member of the

             Group if it is satisfied that compliance would not be to the detriment of the Group as a whole or if it is not so

             satisfied if the compliance is agreed to by the other

             Members of the Group.  The Group Underwriters shall not be held liable in case it fails through inadvertence to comply with any such request or for any errors or omissions which may unwittingly occur.

                       13.  All underwriting liabilities or losses

             arising hereunder and any other losses arising hereunder

             whether from the insolvency or default or failure of

             brokers, bankers, agents, reinsurers or others or from any act default or neglect of any of the agents or servants of the Group Underwriters (other than in the case of servants of the Group Underwriters any loss arising from any wilful act default or neglect of such servants which is a criminal offence) or the Sub-underwriting Agents of any other Member of the Group or of any Bank holding funds or any loss on

             exchange or any loss or depreciation on any investments or deposits forming part of the Underwriting funds not

             collected by the Group Underwriters and distributed to the

             Members of the Group shall be borne by the Members of the

             Group in the Stated Proportions it being the expressed and agreed intention that the fortunes of the Marine Insurance business transacted hereunder shall (subject to the

             provisions of Clause 17 hereof) be shared in all respects by the Members of the Group in the Stated Proportions.  The

             Group Underwriters shall not be under any liability for such losses to any Member of the Group except in so far as it may be liable to the extent of the Stated Proportion applicable to it in its capacity as a Member of the Group.

                       14.  IT IS HEREBY AGREED that if and so far as may

             be necessary to provide for the payment of all claims and

             other outgoings arising out of the Marine Insurance business transacted hereunder in the event of liquidation either

             voluntary or compulsory of Drake or Sphere or in the event of any default by Drake or Sphere under any of its liabilities or obligations hereunder, the Group Underwriters on behalf of the Group shall for the purpose of providing

             for the payment of such claims and other outgoings have a

             prior lien and charge on the balances of the Current and

             Deposit Accounts and of the temporary investments of Drake or Sphere as the case may be and also upon any further

             monies which may be credited to Drake or Sphere under this

             Agreement and the Group Underwriters on behalf of the Group and for the purpose aforesaid shall be a Secured Creditor to that extent.

                       15.  (a)  The effective date of the commencement

             of this agreement shall be the beginning of the 1953

             Underwriting Account and the Agreement shall include all

             those risks allocated in the books of the Group Underwriters to the 195 Underwriting Account and to any subsequent

             Underwriting Accounts irrespective of whether such risks

             were written before or after the date of commencement

             hereof.

                       (b)  Any party may withdraw form the Group and

             terminate its interest hereunder by giving to the other

             parties hereto six months' previous notice in writing

             expiring on the Thirty-first day of December One thousand

             nine hundred and fifty five on the Thirty-first day of

             December One thousand nine hundred and fifty eight and thereafter on the Thirty-first day of December of every third year after One thousand nine hundred and fifty eight of its intention to withdraw from the Group and terminate

             its interest hereunder in respect of the Underwriting

             Accounts for all years subsequent to the year in which such notice is given.

                       (c)  If at any time during the currency hereof any

             party hereto shall:-

                  (i)  Suffer such a substantial loss of its paid up

                       capital as shall in the opinion of the other

                       parties hereto react to the detriment of the Group

                       as a whole, or

                 (ii)  Go into liquidation whether voluntary or

                       compulsory or suffer the appointment of a receiver

                       or otherwise be deemed unable to pay its debts, or

                (iii)  Amalgamate with any other corporation, or

                 (iv)  Default in any of its obligations hereunder, then

                       provided that the Boards of Directors of the two

                       other Members of the Group shall so decide and

                       that notice of such decision by given in writing

                       to the party concerned by those two other Members

                       of the Group that party shall withdraw from the

                       group and its interest shall be terminated as from

                       the date of delivery of such notice.

                       (d)  In the event of the withdrawal of any Member

             from the Group (other than the Group Underwriters) under the provisions of sub-clauses (b) and (c) hereof the remaining

             Members of the Group shall unless they otherwise so agree

             continue to transact Marine Insurance business as a Group in accordance with the terms of this Agreement (save and except the terms of this Clause) which shall be read in all

             respects as if the name of the Member so withdrawing had

             been deleted therefrom and subject to such adjustment in the amount of the Stated Proportions as the continuing Members may agree in writing.

                       (e)  The termination of this Agreement or the

             withdrawal by any Member from the Group under the provisions of sub-clauses (b) and (c) hereof shall in no way affect the respective liabilities and obligations of the parties hereto in regard to every risk which may at the sole discretion of the Group Underwriters be allocated in their books to the

             underwriting account for the year in which such notice of

             termination is given or such withdrawal becomes effective or to any previous underwriting accounts or to any part of any such underwriting accounts antecedent to the time of

             termination hereof or withdrawal herefrom and covered hereby which shall continue in every way as if this Agreement had not been terminated.

                       16.  In the event of the termination of this

             Agreement from whatever cause the Group Underwriters shall be sureties and shall be bound to undertake all necessary

             work in connection with the final liquidation of all Marine

             Insurance business which has at the date of such termination been effected by the Group Underwriters in accordance with the terms hereof and each Member of the Group shall until

             such liquidation shall have been completed be bound by all its covenants herein contained which may be necessary

             properly to effect such liquidation.

                       17.  Save with the consent of the other Members of

             the Group expressed in writing and excepting the quota share the insurance agreements existing at the date hereof between

             Sphere and the Baloise Marine Insurance Company and Sphere

             and Orion no Member shall effect any separate reinsurance of any part of the ultimate net business accruing to it under this Agreement it being the intention that should any member of the Group decide that the share of business accruing to it hereunder is larger than it wishes to retain on its own account the surplus shall in the first place be offered to the other Members of the Group either for their retention in agreed proportions effected by way of an adjustment of the

             Stated Proportions or for their disposal or reinsurance in any other way which they may agree shall be in the joint interests and for the benefit of all Members of the Group and in default of such offer being accepted such surplus may be dealt with as the Member offering it may decide.

                       18.  None of the parties hereto shall assign to

             any other person firm or corporation its interest in this

             Agreement or any of its rights or liabilities hereunder.

                       19.  Nothing herein contained shall be deemed to

             constitute a partnership between any one of the parties

             hereto with any others of the parties hereto nor shall it

             preclude any Member of the Group form underwriting Non-

             Marine Insurance business for its own account.

                       IN WITNESS whereof these presents have been

             entered into the day and year first above written.

                    THE FIRST SCHEDULE referred to in Clause 5(c)
                                       hereof
                    ---------------------------------------------


        A.  AGENCIES OF "ORION"
            ------------------

                     Name                  Country          Designation
                     ----                  -------          -----------

        Blackwood Scott & Co. Ltd.,    United Kingdom  Orion Member Agency
        21, Bernard Street
        Leith, Edinburgh, 6
        Dundee, Perth & London         United Kingdom  Orion Member Agency
          Shipping Co. Ltd,
        26, East Dock Street,
        Dundee

        Messrs. Patrick Henderson &    United Kingdom  Orion Member Agency
          Co.,
        95, Bothwell Street,
        Glasgow, C.2.
        Reliance Marine Insurance      United Kingdom  Orion Member Agency
          Co. Ltd.,
        1, Rumford Street,
        Liverpool, 2.

        British Underwriters (Ins.)    Australia       Orion Member Agency
          Pty. Ltd.,
        Scottish House
        19, Bridge, Street,
        Sydney, N.S.W.

        British Underwriters (Ins.)    Australia       Orion Member Agency
          Pty. Ltd.,
        145, Queen Street,
        Melbourne, Victoria
        Hunter, Bowring & Co. Ltd.     Belgium         Orion Member Agency
          S/A.,
        18, Rue des Douze Moise,
        Antwerp

        Coast Underwriters, Limited    Canada          Orion Member Agency
        410, Seymour Street,
        Vancouver, British Columbia
        British East Africa Corpn.     British East    Orion Member Agency
          Ltd.,                        Africa
        ("Guardian/Orion" Pool)
        P.O. Box 5151,
        Exchange Buildings,
        Delamere Avenue,
        Nairobi, Kenya
        (and throughout British East
          Africa)

        A.  AGENCIES OF "ORION"
            ------------------
                     Name                  Country          Designation
                     ----                  -------          -----------

        The Orion Insurance Co.        British East    Orion Member Agency
          Ltd.,                        Africa
        ("Maritime/Reliance/Orion"
          Pool)
        Ralli House,
        P.O. Box 1412
        Mombasa, Kenya
        Dale & Co. Ltd.,               Canada          Orion Member Agency
        Dale House,
        710, Victoria Square,
        Montreal
        (and branches throughout
          Canada)

        M. Rene Misrachi,              France          Orion Member Agency
        26, Rue Notre-Dame-des-
          Victoires, Paris
        The Orion Insurance Co.        Germany         Orion Member Agency
          Ltd.,
        Der Hauptbevollmachtigte fur
          Deutschland,
        Basle Haus, Goetheplataz 1-3
        Frankfurt Main.

        Messrs. Boot, Gipon & Co.      Holland         Orion Member Agency
        Heerengracht 519/525,
        Amsterdam, C.

        Messrs. A. C. Fraser & Co.,    Holland         Orion Member Agency
        Insurance Department,
        Eendrachtsweg, 60.
        Rotterdam, C.
        Sr. A. Maggiolini Scarampi,    Italy           Orion Member Agency
        The Orion Insurance Co.
          Ltd.,
        16, Via Dante,
        Milan

        Ivar Evensen A/S.,             Norway          Orion Member Agency
        S. Bellevuevei 2,
        Bergen
        Nicholas M. Metaxas & Co.      Sudan           Orion Member Agency
          Ltd.,
        P.O. Box 173,
        Khartoum







                                          2

        A.  AGENCIES OF "ORION"
            ------------------
                     Name                  Country          Designation
                     ----                  -------          -----------

        Messrs. J. M. Tocatly & Co.    Israel          Orion Member Agency
        P.O. Box 1025
        52, Nachlat-Benjamin Street,
        Tel-Aviv
        (Underwriting powers
        withdrawn; certain powers in
        process of transfer to
        Messrs. S. Horowitz & Co.,
        C/o Palestine Discount Bank,
        Tel-Aviv.)
        Messrs. MacDonald & Co.,       Egypt           Orion Member Agency
        3, Sharia Cattawi Bey,
        Kasr el Nil,
        Cario, Egypt
        (Underwriting powers
        withdrawn in process of
        transfer to New Agent)



































                                          3

        B.  AGENCIES OF "DRAKE"
            ------------------
                     Name                  Country          Designation:
                     ----                  -------          -----------

        Groves, John & Westrup Ltd.    United Kingdom  Orion Member Agency
        Yorkshire House,
        18, Chapel Street,
        Liverpool, 3
        Messrs. Boot, Gipon & Co.      Holland         Drake Member Agency
        Heerengracht 519/525,
        Amsterdam, C.

        Messrs. H. J. Roelofs,         Holland         Drake Member Agency
        Postbox 925,
        Minervahuis 11
        Meent 94, Rotterdam
        Messrs. Dorens & de Waal,      Holland         Drake Member Agency
        Leidschegracht 25,
        Amsterdam, C.

        Hunter, Bowring & Co. Ltd.,    Belgium         Drake Member Agency
          S/A.,
        18, Rue des Douze Mois,
        Antwerp
































                                          4

                                 THE SECOND SCHEDULE


                              -------------------------

                          THE SECOND SCHEDULE RE [illegible]
                              GROUP UNDERWRITING AGENCY
                       IN RESPECT OF THE -% SHARE OF THE GROUP
                            19-0 UNDERWRITING ACCOUNT AS
                       ---------------------------------------

                                                           United
                                                           States   Canadian
                                                Sterling   Dollars   Dollars
                                                --------   -------  --------
                                                    B.P.         $         $

        Claims less Savage and Net
        Reinsurance Recoveries:

          19-0 Underwriting Accounts in its
             First Three Years  . . . . . . .
          Prior Closed Accounts in 19-2 . . .


        [illegible] riding Commission payable
        to the Group Underwriters:

        Expenses of the Group . . . . . . . .

          Additional allowance for Head Office
             Expenses being 5% of Expenses of
             the Group  . . . . . . . . . . .
        Profit - Balance  . . . . . . . . . .


        Run off Reserve as at 31st December
          19-2 as estimated by group
          Underwriters carried forward to next
          year's Statement for Profit
          Commission:

          In respect of 19-0 Underwriting
             Account  . . . . . . . . . . . .

          In respect of 19-0 Prior Closed
             Underwriting Accounts  . . . . .   ________  _______   _______
                                                B.P._______  $______   C$_____


        [illegible] for  the  Purpose
        of Profit Commission Calculation:

        United Stated Dollars
          (as above) $   @     B.P.

        Canadian Dollars
          (as above) $   @     B.P.
        Sterling and Other
          Currencies as above  B.P.                ________

               Profit                           B.P.
                                                ========

        SPECIMEN PROFIT COMMISSION STATEMENT
        BUSINESS UNDERWRITTEN BY "ORION" FOR
        THE END OF ITS THIRD YEAR 19-2
        -----------------------------------

                                                           United
                                                           States   Canadian
                                                Sterling   Dollars   Dollars
                                                --------   -------  --------
                                                    B.P.         $         $

        [illegible] off Reserve in respect of
        Prior Closed Underwriting Accounts
        brought forward from Previous
        [illegible] Statement for Profit
        Commission  . . . . . . . . . . . . .

        [illegible] Premiums:
          19-0 Underwriting Accounts in its
             First Three Years  . . . . . . .

          Prior Closed Underwriting Accounts
             in 19-2  . . . . . . . . . . . .
        [illegible] Balance . . . . . . . . .







                                                ________  _______   _______

                                                B.P.         $         C$
                                                ========  =======   =======

        Separate Profit Commission Statements shall be prepared by the Group
        -------------------------------------
        Underwriters and rendered to each of the other Members of the Group showing the appropriate Stated Proportion of agreed share of the Marine Insurance Business revenue and expenditure including expenses exchange overseas taxes and other charges (but excluding interest) applicable to the Member of the Group concerned.

        The Profit Commission shall be payable in Sterling to the Group Underwriters at the rate stated in the agreement.

        After the First Year     On the Profit of the 1st Group Underwriting
        --------------------
                                 Account calculated as above (averaged in the case of "Drake" with the Profits for Profit
                                 Commission Purpose of the 1952 and 1951
                                 Underwriting Accounts underwritten by "Orion" for "Drake" under the terms of the previous
                                 Underwriting Agency Agreement).

        After the Second Year    On the Average of the results of the 1st and
        ---------------------
                                 2nd Group Underwriting Accounts calculated above (averaged also in the case of "Drake"


                                          2
                                 with the Profit for Profit Commission Purpose of the 1952 Underwriting Accounts under-written by "Orion" for "Drake" under the terms of the previous Underwriting Agency Agreement).

        After the Third Year     On the Average of the results of the 1st, 2nd
        --------------------
                                 and 3rd Group Underwriting Accounts
                                 calculated as above.

        After the Fourth and
        Subsequent Years         On the Average of the results of the year
        --------------------
                                 under closure and the two preceding Group
                                 Underwriting Accounts calculated as above.

        Determining the Sterling Profit or Loss for Profit Commission Payment
        ---------------------------------------------------------------------
        Purposes, United States and Canadian Dollars shall be converted at the [illegible] of exchange ruling on 31st March following the year of closure.

        Closed Underwriting Accounts" in the above Specimen Statement
        ----------------------------
        [illegible] case of "Drake" includes Prior Closed Underwriting Accounts.

                                           (THE COMMON SEAL of THE ORION
                                           (INSURANCE COMPANY LIMITED
                                           (hereunto affixed in the
                                           (presence of:


                                                               Director


                                                               Secretary


                                           (THE COMMON SEAL of THE DRAKE
                                           (INSURANCE COMPANY LIMITED
                                           (hereunto affixed in the
                                           (presence of:


                                                               Director


                                                               Secretary


                                           (THE COMMON SEAL of SPHERE
                                           (INSURANCE COMPANY LIMITED
                                           (hereunto affixed in the
                                           (presence of:


                                                               Directors


                                                               Secretary

                                          3

                              DATED 7th September, 1953
                              -------------------------


                         THE ORION INSURANCE COMPANY LIMITED

                                        --and-

                         THE DRAKE INSURANCE COMPANY LIMITED

                                        --and--

                           SPHERE INSURANCE COMPANY LIMITED


                                      Agreement

                                                             Appendix A-2


             IN THE HIGH COURT OF JUSTICE                 1989 Folio 2453
             ----------------------------                 ---------------
             QUEEN'S BENCH DIVISION
             ----------------------
             COMMERCIAL COURT
             ----------------
             THE HONOURABLE MR. JUSTICE WALLER
             ---------------------------------



             BETWEEN:



                           THE ORION INSURANCE COMPANY PLC

                                                     Plaintiffs
                                                     ----------


                                        -and-


                              SPHERE DRAKE INSURANCE PLC

                                                     Defendants
                                                     ----------



                                      O R D E R


             Upon hearing the solicitors for the parties


             AND Upon hearing the parties having agreed terms of settlement


             IT IS ORDERED that all further proceedings in this action be stayed upon the terms of settlement agreed between the parties set out in the schedule hereto except for the purpose of carrying the said terms into effect and that there be liberty to apply for the said purpose.

             Dated this 20 day of March 1992

                                       SCHEDULE
                                       --------

             1.   In this schedule the following words or phrases shall

                  have the following meanings:

                  (a)  The "Pool Agreement" shall mean a Marine Pool

                       Agreement dated 7th September 1953 and made

                       between The Orion Insurance Company Limited

                       ("Orion"), Sphere Insurance Company Limited

                       ("Sphere") and The Drake Insurance Limited;

                  (b)  The "Pool" shall mean the parties to the "Pool

                       Agreement" from time to time and "Pool business"

                       shall be construed accordingly;

                  (c)  "MLL Section" shall mean the Miscellaneous & Legal

                       Liability section of Pool business;

                  (d)  "M&A Section" shall mean Pool business excluding

                       MLL Section;

                  (e)  "1952 and prior transactions" shall mean

                       transactions allocated in the books of Orion to

                       1952 or earlier underwriting years;

                  (f)  "Putbacks" shall mean (i) risks originally

                       allocated in the books of Orion to 1968 or later

                       underwriting years with statistical code 747;

                       (ii) risks originally allocated in the books of

                       Orion to 1967 or later underwriting years with

                       statistical code 647; and (iii) risks originally allocated in the books of Orion to 1967 or later underwriting years with statistical code 80 (in

                       respect of the 8000 account);

                  (g)  The "Putbacks Differential" shall mean the

                       difference between the sums that would have been

                       payable by Sphere Drake Insurance Plc ("Sphere

                       Drake") if Putbacks were attributed to the

                       underwriting years to which Orion have hitherto

                       reallocated them for the purpose of accounting to

                       other pool members and the sums payable by Sphere

                       Drake if Putbacks are attributed to the

                       underwriting years in which they were originally

                       allocated in Orion's own books of account; and

                  (h)  "Sphere X Account" shall mean the Marine and Non-

                       Marine Excess of Loss and Special Reinsurances

                       Account underwritten through Howdens Swann

                       Agencies Limited.

             2.   Orion agree to abandon the following claims made

                  against Sphere Drake:

                  (a)  1952 and prior transactions        US$     163,547

                  (b)  Letters of Credit ("LOCs")         US$   1,913,819

                  (c)  Putbacks Differential              US$     583,016
                                                          ---------------

                  Total                                   US$   2,660,382
                                                          ===============
             and further agree that Sphere Drake shall have no liability to Orion in respect of payments made by Orion in 1952 and

             prior risk or in relation to the Putbacks Differential.

             Orion agree to maintain the current procedures for

             allocating transactions according to the underwriting years.

             3.   Sphere Drake agree to pay 30% of the costs, expenses

                  and loss of interest incurred by Orion on monies used

                  by Orion in establishing and maintaining LOCs in

                  respect of Pool business.  The loss of interest

                  incurred by Orion shall be deemed to be the difference

                  between interest or other benefits actually received by

                  Orion and interest at the 3 months US dollar LIBID

                  rate.  Sphere Drake shall not be liable to contribute

                  any part of the capital monies used by Orion in

                  establishing and maintaining such LOCs until such time

                  as claims are paid from the funds so established or

                  maintained.

             4.   Orion acknowledge their liability to reimburse Sphere

                  Drake the following sums previously paid to Orion:

                  (a)  the sum of US$397,072 in respect of Sphere Drake's

                       Non-marine payments

                  (b)  US$744,852 in respect of Sphere Drake's Marine

                       payments

                  (c)  US$72,764 in respect of Baloise Non-marine

                       payments.

             5.   Orion acknowledge their liability to Sphere Drake (a)

                  pursuant to a quota share reinsurance contract to

                  participate for a 10% share in the Sphere "X" account

                  for payments made by Sphere and/or Sphere Drake since

                  31st December 1974 and (b) pursuant to the Sphere Share

                  Sale Agreement to bear 34.86% of Sphere's liability in

                  respect of Sphere's net retained participation after

                  deduction of quota share reinsurances in the Sphere "X"

                  account.

             6.   Orion acknowledge their liability to Sphere Drake

                  pursuant to the agreement recorded in the letter from

                  Sphere to Baloise dated 8th January 1973 to bear 35.7%

                  of Sphere's liability in respect of the M&A Section.

             7.   Without prejudice to the parties' existing contractual

                  obligations under the Pool Agreement, Sphere Drake

                  shall pay Orion the following percentage shares of

                  payments made and expenses incurred by Orion in

                  accordance with the provisions of the Pool Agreement

                  relating to Pool business after 31 March 1991.

                  M&A Section         1965 and prior         50.000%

                                      1966                   36.500%

                                      1967                   22.5000%

                  MLL Section         1965 and prior         30.000%

                                      1966                   27.825%

                                      1967                   22.5000%



             Pursuant to Orion's liability set out in Clause 6 above

             Orion shall allow Sphere Drake to deduct by way of set-off from the above percentage shares in respect of Pool business after 31 March 1991 the following percentages (part of

             100%):



                  M&A Section         1965 and prior          8.925%

                                      1966                    4.998%

                                      1967                     NIL



             Subject to Clause 8 Orion agree not to enforce any liability of Sphere Drake (none being admitted) in respect of Pool

             business which would result in Sphere Drake paying more than the above percentage shares in respect of Pool business

             after 31st March 1991.

             8.   Further, Orion and Sphere Drake agree to deal with the

                  liability of Baloise (excluding any sum in respect of

                  1952 and prior transactions, putbacks and LOCs relating

                  thereto) in respect of the Pool business as follows:

                       (a)  Sphere Drake agree to pay to Orion 50% of the

                            percentage shares set out below of the

                            payments made by Orion and expenses incurred

                            by Orion in accordance with the Pool

                            Agreement which Orion and Sphere Drake have

                            agreed are the liability of The Baloise

                            Insurance Company Limited and/or The Baloise

                            Marine Insurance Company Limited (together

                            "Baloise") in respect of the MLL Section:



                                      1965 and prior         10.000%

                                      1966                    5.000%

                                      1967                     NIL



                  (b)  Orion agree to pay to Sphere Drake 50% of the

                       percentage shares set out below of the payments

                       made by Orion and expenses incurred by Orion in

                       accordance with the Pool Agreement which Orion and

                       Sphere Drake have agreed are the liability of

                       Baloise in respect of 38.7% of Sphere's liability in respect of the M&A Section pursuant to the agreement recorded in the letter from Sphere to

                       Baloise dated 8th January 1973:

                                      1965 and prior          9.675%

                                      1966                    5.418%

                                      1967                     NIL

                  (c)  Orion acknowledge their liability to reimburse

                       Sphere Drake the sum of

                       (i)  US$45,785 for the MLL Section and

                       (ii) US$15,141 for the M&A Section

                       in respect of Baloise Marine payments previously

                       paid to Orion.

                  (d)  Sphere Drake agree to pay 4% of the costs,

                       expenses and loss of interest incurred by Orion on

                       monies used by Orion in establishing and

                       maintaining LOCs in respect of Pool business being

                       a contribution to Baloise's liability in respect

                       thereof on the same basis as set out in Clause 3

                       above.



             9.   Sphere Drake agree to pay Orion within 7 days of the

                  date hereof the sum, after taking into account the

                  adjustments required to be made by reason of clauses 2,

                  4, 5, 6, 7, 8(b) and 8(c)(ii) hereof, of US$6,1121,678

                  (US$6,427,506 plus US$44,172 less $350,000) in respect

                  of Pool business up to and including 31 March 1991,

                  full details of which are set out in Appendix A.

             10.  Sphere Drake agree to pay Orion within 7 days of the

                  date hereof the further sum of US$994,739 (US$914,807

                  plus US79,932) in respect of the liabilities of Baloise

                  calculated in accordance with Clauses 2, 8(a) and

                  8(c)(i) including a contribution to interest up to and

                  including 31 March 1991, full details of which are set

                  out in Appendix A.

             11.  Sphere Drake shall make payment of any sums due under

                  Clauses 7 and 8 above within 30 days of receiving

                  monthly summaries together with itemised transactions

                  listings unless the parties otherwise agree.

             12.  Orion and Sphere Drake agree

                  (a)  To jointly pursue and to find in equal shares any

                       litigation which Orion and/or Sphere Drake

                       consider necessary or desirable from time to time

                       (to include litigation by/on behalf of Alexander

                       Howden Holdings Plc ("Howdens")) in order to

                       recover sums due to Orion and/or Sphere Drake in

                       respect of Baloise's ultimate liability in respect

                       of Pool business.

                  (b)  If either Orion or Sphere Drake disagree as to

                       whether such litigation should be commenced or

                       continued, it shall be open to either party to

                       withdraw from any further litigation on terms that

                       the party choosing to withdraw must assign to the

                       party wishing to continue such litigation the

                       whole of its rights and obligations in respect of

                       the claims it has, or may have, in relation to the

                       operation of the Pool Agreement, against Baloise

                       and/or such other parties as may be necessary

                       including but not limited to Alba Allgemeine

                       Versicherungs - Gesellschaft or against the

                       company formerly known as Manor Insurance Company

                       Limited now known as National Mutual Insurance

                       Company (Bermuda) Limited and thereafter such

                       litigation shall be conducted wholly at the

                       expense (including any costs and expenses of the

                       withdrawing party arising under sub-clause (e))

                       and wholly at the risk of the party choosing to

                       continue such litigation and any sums recovered

                       from Baloise and/or such other parties shall

                       belong to that party alone.

                  (c)  If either Orion or Sphere Drake disagree as to

                       whether a proposed settlement offer should be accepted the party wishing to pursue the litigation will pay to the party wishing to accept

                       the settlement 50% of the proposed settlement

                       offered.  The party wishing to pursue the

                       litigation will then bear all the ongoing costs

                       and expenses of the party accepting the settlement

                       arising under sub-clause (e)) of the litigation

                       from that date onwards and benefit from the result

                       of the litigation.

                  (d)  Save where sub-clause (b) or (c) applies Orion and

                       Sphere Drake to share equally any sums recovered

                       from Baloise in respect of Baloise's ultimate

                       liability in respect of Pool business including

                       any interest and costs related thereto.

                  (e)  Notwithstanding sub-clause (b) or (c) Orion and

                       Sphere Drake agree to provide each other with all

                       assistance reasonably required, whether by way of

                       information, documents or otherwise howsoever, and

                       to co-operate with each other in the conduct of

                       the said litigation.

                  Subject to the provisions of sub-clause (e) the

                  remainder of this clause shall not apply to any sums

                  due or recovered from Baloise by Sphere Drake and/or

                  Howdens in respect of the Sphere X account nor to any sums due or recovered from Baloise by Orion in respect of 1952 and prior transactions, putbacks and LOCs

                  relating thereto.



             13.  The parties agree that Orion shall be entitled to

                  recover from Sphere Drake Sphere Drake's proportion of

                  payments made by Orion pursuant to the terms of the

                  Agreement Concerning Asbestos-Related Claims

                  ("Wellington Agreement"), the Insurer Agreement

                  Concerning Center for Claims Resolution, the Johns

                  Manville Agreement and the GAF/Ruberoid Agreement

                  subject to clause 2 above.



             14.  The terms of this agreement have been agreed between

                  the parties hereto by way of full and final settlement

                  of many issues involving complex factual, legal and

                  accounting matters and to bring to a final conclusion

                  the disputes as to certain claims made by Orion

                  pursuant to terms of the Pool Agreement.

                                      Appendix A
                                      ----------
     ORION -v- SPHERE DRAKE
     Final Settlement
     Combined currencies in US dollars

                      Sphere Drake   50% Baloise   50% Baloise  Total Sphere
                      share excl.    M&A Share     MLL Share    Drake payment
                      Orion's M&A
                      contributions
                      and all
                      Baloise
                      liability

                             $             $            $              $

     Original claim
     less agreed
     deductions         10,315,002       141,978    1,275,476      11,732,274
     Marine payments      (744,852)            0            0        (744,852)

     Baloise marine
                                 0       (15,141)     (45,785)        (60,926)
     payments
                         9,570,150       126,655    1,229,691      10,926,496

     1984 Aviation
     transactions
     understated            15,073         2,322            0          17,395

                         9,585,223       128,977    1,229,691      10,943,891
     1952 & prior
     transactions         (141,091)      (12,942)      (9,514)       (163,547)

     Letters of
     credit             (1,670,016)          901     (244,704)     (1,913,819)

                          (522,350)            0      (60,666)       (583,016)
     "Putbacks"
                         7,251,766       116,936      914,807       8,283,509

     Non-marine
     payments             (397,072)            0            0        (397,072)
     Baloise Non-
     marine payments
                                 0       (72,764)           0         (72,764)
     (100%)

                         6,854,694       (44,764)     914,807       7,813,073)

                          (427,188)            0            0        (427,188)
     Sphere "X"
                         6,427,506        44,172      914,807       7,386,485

     Contribution in respect of interest due from Baloise              79,932

     Settlement adjustment                                           (350,000)
                                                                    7,116,417

     Exchange rate:  B.P. = US$1.73 = C$2.01

                                      Appendix A
                                      ----------
     ORION -v- SPHERE DRAKE
     Final Settlement
     B.P. Sterling only

                      Sphere Drake   50% Baloise   50% Baloise  Total Sphere
                      share excl.    M&A Share     MLL Share    Drake payment
                      Orion's M&A
                      contributions
                      and all
                      Baloise
                      liability

                             $             $            $              $

     Original claim
     less agreed
     deductions            181,413         3,916       17,813         203,142
     Marine payments       (93,832)            0            0         (93,832)

     Baloise marine
                                 0        (2,943)      (5,750)         (8,693)
     payments
                            87,581           973       12,063         100,617

     1984 Aviation
     transactions
                                 0             0            0               0
     understated

                            87,851           973       12,063         100,617
     1952 & prior
     transactions             (314)          (48)           0            (362)

     Letters of
     credit                      0             0            0               0
                                 0             0            0               0
     "Putbacks"
                            87,267           925       12,063         100,255

     Non-marine
     payments              (58,386)            0            0         (58,386)
     Baloise Non-
     marine payments
                                 0       (10,808)           0         (10,808)
     (100%)

                            28,881        (9,883)      12,063          31,061

                           (49,822)            0            0         (49,822)
     Sphere "X"
                           (20,941)       (9,883)      12,063         (18,761)

     Contribution in respect of interest due from Baloise                   0

     Settlement adjustment                                                  0
                                                                      (18,761)

                                      Appendix A
                                      ----------
     ORION -v- SPHERE DRAKE
     Final Settlement
     US dollars Only

                      Sphere Drake   50% Baloise   50% Baloise  Total Sphere
                      share excl.    M&A Share     MLL Share    Drake payment
                      Orion's M&A
                      contributions
                      and all
                      Baloise
                      liability

                             $             $            $              $

     Original claim
     less agreed
     deductions          9,965,257       135,004    1,239,683      11,339,994
     Marine payments      (582,523)            0            0        (582,523)

     Baloise marine
                                 0       (10,050)     (35,838)        (45,888)
     payments
                         9,382,734       124,954    1,203,845      10,711,533

     1984 Aviation
     transactions
     understated            15,073         2,322            0          17,395

                         9,397,807       127,276    1,203,845      10,728,928
     1952 & prior
     transactions         (140,547)      (12,858)      (9,154)       (162,919)

     Letters of
     credit             (1,670,016)          901     (244,704)     (1,913,819)

                          (522,350)            0      (60,666)       (583,016)
     "Putbacks"
                         7,064,894       115,319      888,961       8,069,174

     Non-marine
     payments             (296,064)            0            0        (296,064)
     Baloise Non-
     marine payments
                                 0       (54,068)           0         (54,068)
     (100%)

                         6,768,830        61,251      888,961       7,719,042

                          (336,719)            0            0        (336,719)
     Sphere "X"
                         6,432,111        61,251      888,961       7,382,323

     Contribution in respect of interest due from Baloise              79,932

     Settlement adjustment                                           (350,000)
                                                                    7,112,255

                                      Appendix A
                                      ----------
     ORION -v- SPHERE DRAKE
     Final Settlement
     Canadian Dollars only

                      Sphere Drake   50% Baloise   50% Baloise  Total Sphere
                      share excl.    M&A Share     MLL Share    Drake payment
                      Orion's M&A
                      contributions
                      and all
                      Baloise
                      liability

                            C$            C$            C$             C$

     Original claim
     less agreed
     deductions             41,713            20        5,783          47,516
     Marine payments             0             0            0               0

     Baloise marine
                                 0             0            0               0
     payments
                            41,713            20        5,783          47,516

     1984 Aviation
     transactions
     understated                 0             0            0               0

                            47,713            20        5,783          47,516
     1952 & prior
     transactions                0             0            0               0

     Letters of
     credit                      0             0            0               0

                                 0             0            0               0
     "Putbacks"
                            41,713            20        5,783          47,516

     Non-marine
     payments                    0             0            0               0
     Baloise Non-
     marine payments
                                 0             0            0               0
     (100%)

                            41,413            20        5,783          47,516

                            (4,969)                                    (4,969)
     Sphere "X"
                            36,744            20        5,783          42,547

     Contribution in respect of interest due from Baloise                   0

     Settlement adjustment                                                  0
                                                                       42,547

                                                          1989 Folio 2453
                                                          ---------------

                                      IN THE HIGH COURT OF JUSTICE
                                      ----------------------------
                                      QUEEN'S BENCH DIVISION
                                      ----------------------
                                      COMMERCIAL COURT
                                      ----------------
                                      THE HONOURABLE MR. JUSTICE WALLER
                                      ---------------------------------


                                      BETWEEN:


                                      THE ORION INSURANCE COMPANY PLC

                                                          Plaintiffs
                                                          ----------

                                      -and-

                                      SPHERE DRAKE INSURANCE PLC

                                                          Defendants
                                                          ----------





                                                     ORDER


                                      Denton Hall Burgin & Warrens
                                      Five Chancery Lane
                                      Clifford's Inn
                                      London EC4A 1BU

                                      Ref:  KHR/SMG/(5742L)
                                      Tel:  071 242 1212

                                                               Appendix B
                                      EAGLE STAR


                                                        November 29, 1990



             Davies Arnold Cooper
             6-8 Bouverie Street
             LONDON
             EC4Y 8DD

             Dear Sirs:

                   EAGLE STAR INSURANCE CO LTD -V- SWANN & EVERETT
                             (UNDERWRITING) LTD AND OTHERS
                    ----------------------------------------------

                       We refer to the arrangements agreed between Eagle
             Star Insurance Company Limited ("Eagle Star") and Alexander Howden Group Agency Management Limited ("AHGAM") for (inter alia) the payment of valid claims on non-marine risks aris-ing on policies arranged originally by Churcher & Company (previously known as Swann & Everett (Underwriting) Limited ("Swann & Everett")) and identified in our previous corres-pondence as business written in Pool 1 and Pools 2 - 8 (the "Swann & Everett Account") as set out in a letter dated 21st March 1989 from Simmons & Simmons to Davies Arnold Cooper (the "letter"). Words and expressions used in this letter shall where the context so admits bear the same meaning as in the letter. This letter does not deal with the position in respect of claims on marine risks arising on Pool 1.

                       Following discussions between Eagle Star and AHGAM
             (together hereinafter the "parties") terms have been agreed for:

                       (i) the discontinuance and withdrawal by Eagle Star of the action commenced under Action Number 1986 - E - No. 2592 (the "Action"); and

                      (ii) the administration of the run-off of the Swann & Everett Account including (without limit) the payment of claims thereon, and the collection of com-missions, insurance premiums and available reinsurance recoveries.

                       This letter records the said terms which are as
             follows:

                       1. AHGAM will be responsible for (a) admin-istering the run-off of the Swann & Everett Account,

                  (b) establishing the validity of all claims made in respect of the insurances the subject of the Swann & Everett Account, (c) investigating any such claims as appropriate, (d) arranging for payment of such claims as appropriate, (e) pursuing and collecting all quota share reinsurances and excess of loss reinsurances which have been effected in respect of the Swann & Everett Account and (f) otherwise dealing in all respects with the run-off and the management and administration of the insurances and reinsurances the subject of the Swann & Everett Account. In performing its duties and carrying out the obligations under this paragraph AHGAM shall at all times comply with such procedures, arrangements and guidelines as shall be agreed between the parties pursuant to paragraph 10 or as may reasonably be required of AHGAM by Eagle Star in the light of its interest in the Swann & Everett Account and its run-off and its obligations in respect thereof pursuant to this letter.

                       Without prejudice to the generality of the
                  foregoing AHGAM will procure and maintain all necessary computer systems required to ensure the efficient and prompt administration of the said run-off and will retain and ensure retention of competent professional advisors and agents as required in relation thereto and arrange for employment of appropriately qualified staff to enable it to perform its obligations hereunder. AHGAM will be responsible for all costs and expenses incurred in such connection as well as all other costs and expenses incurred by it or its agents in connection with the said run-off or otherwise in the performance of its obligations hereunder. AHGAM undertakes that in performing its duties hereunder and protecting Eagle Star's interests in connection with the run-off of the Swann & Everett Account it will at all times act with the due care and skill which an experienced under-writing agent performing the task it has agreed to perform would be expected to show in performing the same. However, nothing in this Agreement shall be construed as to require AHGAM to initiate or pursue at its own expense proceedings against reinsurers by way of litigation of arbitration in respect of the reinsurance of Pool 1.

                       2. In consideration of AHGAM's undertakings under paragraph 1 above, Eagle Star undertakes to pay to AHGAM the sum of B.P.500,000 (inclusive of VAT or other similar tax) as a contribution towards AHGAM's costs in performing its obligations hereunder and such sum shall be paid by 17 equal half-yearly installments of B.P.27,750 each (the first such installment being paid by Eagle
                  Star to AHGAM on 31st December 1990 with 16 subsequent installments being payable on each following 30th June and 31st December in each calendar year) and by final installment of B.P.28,250 being paid by Eagle Star to AHGAM on 30th June 1999.

                       3. Eagle Star will be responsible for paying all outstanding and future valid claims arising from Pool 1 of the Swann & Everett Account. AHGAM will use its best endeavours to collect all sums due from reinsurers in respect of the reinsurances of Pool 1 liabilities so that wherever possible payments made by Eagle Star will be on a "net basis". Eagle Star will give all reasonable assistance to AHGAM to enable it to recover and collect sums from such reinsurers.

                       4. AHGAM will be responsible for paying from its own funds all outstanding and future valid claims aris-ing from Pools 2 - 8 of the Swann & Everett Account and will pay the same promptly and without delay as and when settlement and payment thereof is due.

                       5. AHGAM undertakes to pay to Eagle Star 50% of the amount which Eagle Star would have been entitled to receive from The Insurance Company of the USSR (Ingosstrakh) Limited ("Ingosstrakh") had Eagle Star been able to recover from Ingosstrakh the amount which Ingosstrakh was originally liable to pay pursuant to the 5% quota share reinsurance protection in respect of liabilities under Pool 1 originally provided by Ingosstrakh prior to the commutation of the said reinsurance protection provided by Ingosstrakh. AHGAM will on the signing hereof pay the sums of B.P.1,242.65 and US$37,607.74 to Eagle Star being the amount which Ingosstrakh would have paid to Eagle Star prior to 31st March 1990 had the said reinsurance protection not been commuted and Eagle Star will pay to AHGAM the sum of Can$387.88. Thereafter AHGAM will make the payments due by it pursuant to this paragraph to Eagle Star at the same time as Ingosstrakh would have been liable to make payments pursuant to the said reinsurance protection had the same not been commuted.

                       6. AHGAM will promptly make and pursue with all due diligence any claims for reinsurance recoveries which are properly due from, the common account excess of loss reinsurers protecting business written in Pool 1. AHGAM shall promptly account for all such recoveries to Eagle Star. The parties confirm that each has satisfied itself having made due enquiries that there is no excess of loss reinsurance protection in respect of Pools 2 - 8.

                       7. Where it is not possible due to deficient records or for other reasons to establish the respective proportionate liability of Pool 1 and/or Pools 2 - 8 in respect of any claim then 50% of the liability in respect of the claim in question shall be discharged by Eagle Star and 50% by AHGAM but any money received from the quota share and/or excess of loss reinsurers in respect of the relevant claim shall be for the benefit of Eagle Star and AHGAM shall account to Eagle Star accordingly.

                       8. AHGAM hereby undertakes to provide to Eagle Star in respect of any claims to be paid by Eagle Star arising from Pool 1 (prior to such payment) bordereaux recording details of claims and reinsurance recoveries with sufficient information and documentation (includ-ing, if necessary, relevant brokers files) so as to enable Eagle Star to satisfy itself that the claims are valid and required to be paid and AHGAM shall at such time also provide Eagle Star with details of any ap-plicable reinsurance protection. Eagle Star shall be further entitled to require AHGAM, prior to Eagle Star paying any particular claim, to provide Eagle Star with evidence that, at the relevant time, AHGAM has dis-charged all its obligations pursuant to this agreement in relation to claims arising from Pools 2 - 8.

                            (i)  In addition to the bordereaux and the
                       information referred to in paragraph 8 (which bordereaux shall be supplied in respect of each quarter within 30 days of the end of such quar-
                       ter), in order to enable Eagle Star to conduct such further detailed review of claims as it may in its discretion decide after it has paid the same, to satisfy itself the claims were valid and required to be paid in the amount paid, AHGAM will provide Eagle Star with such further information and documentation as it has or it can obtain from brokers or third parties in respect of the said claims.

                           (ii)  AHGAM will supply Eagle Star with such
                       further information and documentation in relation to Pool 1 and Pools 2 - 8 and the related insur-ances and reinsurances as shall be in accordance with normal market practice and all such other information in its possession, in relation to Pool 1 and Pools 2 - 8 and their operation, as Eagle Star shall request (save that AHGAM shall have the right to make a reasonable charge for copying and supplying such additional information). Eagle Star and its duly authorised agents shall also have full access to all documents and information from time to time in the possession or within the control of AHGAM relating to Pool 1 and Pools 2 - 8.

                       9. AHGAM has made available to Eagle Star such books and records as are available relating to the Swann & Everett Account and Eagle Star have by them-selves and/or by their agents, Chiltington Intermedi-aries Limited, had the opportunity of inspection of those books and records. However, should it be estab-lished in the future that Eagle Star has paid any amount in or towards satisfaction of any claims or purported claims arising from Pool 1 which Eagle Star is not liable to pay due to

                            (a) any act, omission, negligence or default on the part of any of the Defendants in the Action, of which Eagle Star was not and could not reasonably have been aware; or

                            (b) any act, omission, negligence or default on the part of AHGAM, its agents or advisers,

                  then AHGAM will re-pay such sum to Eagle Star.

                       10. Eagle Star and AHGAM will co-operate fully in ensuring that the arrangements provided for by this letter are implemented without delay and in a manner which ensures that Eagle Star's position is fully safeguarded and otherwise protected in an efficient manner. To this end and without prejudice to the generality of the foregoing, representatives of AHGAM and Eagle Star will meet regularly (as and when re-quested by Eagle Star or AHGAM) to discuss and agree the procedures, arrangements and guidelines to be adopted from time to time for

                            (a)  the efficient and prompt determining of
                       claims; and

                            (b)  subsequent prompt settlement of valid
                       claims arising on Pool 1 and Pools 2 - 8; and

                            (c)  the collection of relevant reinsurance
                       recoveries; and

                            (d)  such other procedures, arrangements and
                       guidelines as may be appropriate to enable the obligations of Eagle Star and AHGAM as recorded herein to be promptly discharged.

                       11. Eagle Star will discontinue and withdraw the Action namely Action Number 1986 - E - No. 2592 against the following Defendants:

                            1)  CHURCHER & COMPANY LIMITED (formerly
                       SWANN & EVERETT (UNDERWRITING) LIMITED);

                            2)  SPHERE DRAKE UNDERWRITING MANAGEMENT
                       LIMITED;

                            3)  SPHERE DRAKE UNDERWRITING LIMITED;

                            4)  SPHERE DRAKE INSURANCE PLC;

                            5)  ALEXANDER HOWDEN HOLDINGS PLC.

                  Eagle Star's agreement to discontinue and withdraw the Action is upon condition

                            (a)  that all parties thereto bear their own
                       costs (which in the case of each of the Defendants AHGAM undertakes to procure); and

                            (b)  that AHGAM and each of the Defendants
                       confirm that it has no claim or counterclaim against Eagle Star in respect of the matters the subject of the Action or the insurances the subject of Pool 1 or Pools 2 - 8 or the admin-istration or operation thereof down to today's date; and

                            (c)  that AHGAM procure that each of the
                       Defendants or their authorised agents do and make all such acts documents and things and provide such written consents and agreements as are re-quired to enable the Action to be withdrawn and discontinued and this Agreement to be implemented and performed.

                       12.  This Agreement shall in all respects be
                  governed and construed in accordance with the laws of England. Any dispute between the parties arising under in connection with or pursuant to this Agreement shall be referred to Arbitration in London in accordance with the provisions of the Arbitration Acts 1950 - 1979 (or any statutory modification or re-enactment thereof from time to time in force). On requesting Arbitration the party so requesting it shall nominate to the other in writing its chosen Arbitrator and the other party shall thereupon be entitled to appoint a Second Arbitrator within fourteen days failing which the dispute shall be dealt with by the single Arbitrator appointed. If two Arbitrators properly appointed shall fail to agree in their findings then the matter in question shall be referred to the decision of an Umpire appointed by the two Arbitrators whose decision shall be final and binding on the parties hereto for all purposes.

             Please confirm that the arrangements set out in this letter accurately describe the arrangements which have been agreed by AHGAM and Eagle Star by signing and returning the enclosed copy of this letter and please confirm at the same time that you have been authorised by AHGAM to agree to the arrangements set out inn this letter on their behalf and that you have been authorised by each of the Defendants referred to in paragraph 11 above to agree the said arrangements on their behalf.

             Yours faithfully,
             [signature illegible]

             Duly authorised for and on behalf of
             EAGLE STAR INSURANCE COMPANY LIMITED
             ------------------------------------
             [signature illegible]

                                                               APPENDIX C



             -------------------------------------------

                ALEXANDER HOWDEN INSURANCE BROKERS
                LTD TREATY

             ____________________________________________
             NO:       ST8010380   16.8
             --------------------------------------------
             PHOTOGRAPHED
             --------------------------------------------
             NOTED
             --------------------------------------------
             WORDING COMPLETED
             --------------------------------------------


             20%
             I.R. Posgate Esq.







             --------------------------------------------
             FOR LPSO USE











             --------------------------------------------
             FOR ILU USE

             QUOTA SHARE REINSURANCE FOR ACCOUNT LLOYD'S SYNDICATES UNDERWRITTEN BY I.R. POSGATE ESQ.
             ------------------------------------------------------

             This Reinsurance is in respect of a Quota Share of the 1980 Whole Account of Syndicate No. 126.

             Subject to the same terms, clauses and conditions as the original acceptances of the Syndicate and to follow the settlements and agreement of the Reinsured in every respect.

             It is agreed that Reinsurers hereunder shall be debited with pro rata of the Reinsurance amount to close the 1980 Account at 31st December, 1982, it being understood that Reinsurers shall receive credit for the reinsurance amount transferred to the 1980 Account to cover outstanding liability as at 31st December, 1981 of the Reassured's 1979 and previous Underwriting Accounts.

             Reinsurers agree to issue Letters of Credit, if requested, to comply with the Committee of Lloyd's requirements.

             Monthly adjustment of premium and claims.

             35% Profit Commission calculated on the nett premium paid hereunder, as per wording.

             Original Nett Premium of the Reinsured less 1.5% brokerage on nett.

             WGD/CT/10580


             HEREON

             WRITTEN LINES PERCENTAGES OF
                           -----------
                               PART

             SIGNED LINES PERCENTAGES OF
                          -----------
                              PART

             -------------------------------

             [Form illegible]



















































                                          2

             -------------------------------------------

                ALEXANDER HOWDEN INSURANCE BROKERS
                LTD TREATY

             ____________________________________________
             NO:      ST8110727     16.8.82
             --------------------------------------------
             PHOTOGRAPHED
             --------------------------------------------
             NOTED
             --------------------------------------------
             WORDING COMPLETED
             --------------------------------------------


             15%
             I.R. Posgate Esq.







             --------------------------------------------
             FOR LPSO USE






             --------------------------------------------
             FOR ICU USE

             QUOTA SHARE REINSURANCE FOR ACCOUNT LLOYD'S SYNDICATES UNDERWRITTEN BY I.R. POSGATE ESQ.
             ------------------------------------------------------

             This Reinsurance is in respect of a Quota Share of the 1981 Account of Syndicate Nos. 126 and 129.

             Subject to the same terms, clauses and conditions as the original acceptances of the Syndicates and to follow the settlements and agreement of the Reinsured in every respect.

             It is agreed that Reinsurers hereunder shall be debited with pro rata of the Reinsurance amount to close the 1981 Account at 31st December, 1983, it being understood that Reinsurers shall receive credit for the Reinsurance amount transferred to the 1981 Account to cover outstanding liability as at 31st December, 1982 of the Reassured's 1980 and previous Underwriting Accounts.

             Quarterly adjustment of premium and claims.

             35% Profit Commission calculated on the nett premium paid hereunder, as per wording.

             Original Nett Premium of the Reinsured less 2.5% brokerage on O.N.P.

             WGD/CT/10727

             HEREON

             WRITTEN LINES PERCENTAGES OF
                           -----------
                               PART

             SIGNED LINES PERCENTAGES OF
                          -----------
                              PART

             -------------------------------
             [illegible]






















                                          1

             [Form illegible]



















































                                          2

             -------------------------------------------

                ALEXANDER HOWDEN INSURANCE BROKERS
                LTD TREATY

             ____________________________________________
             NO:  ST8110727    16.8.02
             --------------------------------------------
             PHOTOGRAPHED
             --------------------------------------------
             NOTED
             --------------------------------------------
             WORDING COMPLETED
             --------------------------------------------

             15%
             I.R. Posgate Esq.








             --------------------------------------------
             FOR LPSO USE







             --------------------------------------------
             FOR ICU USE




















                                          1

             QUOTA SHARE REINSURANCE FOR ACCOUNT LLOYD'S SYNDICATES UNDERWRITTEN BY I.R. POSGATE ESQ.
             ------------------------------------------------------

             This Reinsurance is in respect of a Quota Share of the 1982 Account of Syndicate NoS. 126 and 129.

             Subject to the same terms, clauses and conditions as the original acceptanceS of the SyndicateS and to follow the settlements and agreement of the Reinsured in every respect.

             It is agreed that Reinsurers hereunder shall be debited with pro rata of the Reinsurance amount to close the 1982 Account at 31st December, 1984, it being understood that Reinsurers shall receive credit for the Reinsurance amount transferred to the 1982 Account to cover outstanding liability as at 31st December, 1983 of the Reassured's 1981 and previous Underwriting Accounts.

             Quarterly adjustment of premium and claims.

             35% Profit Commission calculated on the nett premium paid hereunder, as per wording.

             Original Nett Premium of the Reinsured less 2.5% brokerage on O.N.P.

             WGD/CT/10727


             HEREON

             WRITTEN LINES PERCENTAGES OF
                           -----------
                               PART

             SIGNED LINES PERCENTAGES OF
                          -----------
                              PART





















                                          1

             [Form illegible]



















































                                          2

                                                                Appendix D




                         ALEXANDER & ALEXANDER SERVICES INC.


                                   Promissory Note



             $50,000,000                                     July 1, 1994



                       ALEXANDER & ALEXANDER SERVICES INC. (the
             "Company"), a Maryland corporation, for value received, hereby promises to pay to CENTRE REINSURANCE (BERMUDA) LIMITED, or registered assigns, the principal amount of FIFTY MILLION DOLLARS ($50,000,000) in five annual installments of TEN MILLION DOLLARS ($10,000,000) each, payable each July 1, commencing July 1, 1997 and ending July 1, 2001, together with interest on the unpaid principal amount hereof, until paid in full, at the rate per annum equal to the sum of the Base Yield (as defined below) plus 250 basis points, payable semi-annually on each January 1 and July 1, commencing January 1, 1995. This Note is subject to prepayment, in whole or in part, at the option of the Company as provided below.


                       1.  Default.  If any of the following events (an
                           -------
             "Event of Default") shall occur and be continuing:

                       (a) if the Company shall default in the payment of principal of or any interest on this Note for more than 15 days after the same becomes due and payable; or

                       (b) if, within 60 days after the commencement of legal proceedings against the Company seeking its liquidation, rehabilitation, receivership, dissolution or similar relief under any present or future statute, law or regulation, such legal proceedings shall not have been dismissed or all orders or proceedings there-under affecting the operations or the business of the Company stayed, or if the stay of any other order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment of any trustee, receiver, rehabilitator or liquidator of it or all or any sub-stantial part of its properties, such appointment shall not have been vacated, then the holder of this Note may at its option, by written notice to the Company, declare the unpaid balance of the principal amount of this Note to be due and payable, where-upon the same shall forthwith become due and payable, to-gether with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived.

                       2.  Optional Prepayment with Yield Maintenance
                           ------------------------------------------
             Premium.  The Notes shall be subject to prepayment, in whole
             -------
             at any time or from time to time in part in multiples of $1,000,000 at the option of the Company, at 100% of the principal amount so prepaid plus interest accrued thereon to the prepayment date and the Yield Maintenance Premium, if any, with respect to the amount so prepaid. The Company shall give the holder of the Notes written notice of any such optional prepayment not less than five business days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes to be prepaid on such date. The Company shall deliver with each prepayment an officer's certificate stating whether a Yield Maintenance Premium is payable in connection with such prepayment and setting forth the calculations made in making such determi-nation.

                       No Yield Maintenance Premium shall be due in re-
             spect of any prepayment of the Note that is made following any cancellation of the reinsurance binders, dated July 1, 1994, each between Centre Reinsurance (Bermuda) Limited, as reinsurer, and Alexander Stenhouse & Partners Ltd., as rein-sured under one such binder, and Atlanta International Insurance Company, American Special Risk Insurance Company and Trent Insurance Company Limited, as reinsureds under the other such binder, or any commutation thereof, in whole or in part (in an amount not less than the amount of such pre-payment), pursuant to the terms of such binder or any agree-ment or policy giving effect thereto.

                       For the purpose of determining the applicable
             Yield Maintenance Premium, the following terms have the respective meanings specified below:

                       "Base Yield" shall mean the five year U.S.
             Treasury Note rate as at July 1, 1994.






                                          2

                       "Business Day" shall mean any day other than a
             Saturday, a Sunday or a day on which commercial banks in Hamilton, Bermuda or New York City are required or author-ized to be closed.

                       "Called Principal" shall mean, with respect to any
             Note, the principal of such Note that is to be prepaid (any partial prepayment being applied in satisfaction of any required payments of principal in order of their scheduled due dates).

                       "Discounted Value" shall mean, with respect to the
             Called Principal of any Note, the amount obtained by dis-counting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.

                       "Reinvestment Yield" shall mean, with respect to
             the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New
                         -
             York City time) on the Business Day next preceding the Set-tlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable,
             (ii) the Treasury Constant Maturity Series yields reported,
              --
             for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations
                            -
             to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between
                                     -
             reported yields.






                                          3

                       "Remaining Average Life" shall mean, with respect
             to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the
                       -                              --
             products obtained by multiplying (a) each Remaining Sched-
                                               -
             uled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the near-
                          -
             est one-twelfth year) which will elapse between the Settle-ment Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                       "Remaining Scheduled Payments" shall mean, with
             respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon at the Base Yield that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

                       "Settlement Date" shall mean, with respect to the
             Called Principal of any Note, the date on which such Called Principal is to be prepaid.

                       "Yield-Maintenance Premium" shall mean, with re-
             spect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest
                              -                              --
             accrued thereon at the Base Yield as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Premium shall in no event be less than zero.

                       3.  Note Register; Ownership of Notes.  The Com-
                           ---------------------------------
             pany will keep in the City of New York a register in which the Company will provide for the registration of Notes and the registration of transfers of Notes. The Company may treat the Person in whose name any Note is registered on such register as the owner thereof for the purpose of re-ceiving payment of the principal of and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and the Company shall not be affected by any notice to the contrary. Any other purported transfer shall not be valid. All references in this Note to a "hold-er" of any Note shall mean the Person in whose name such
             Note is at the time registered on such register.

                       4.  Transfer and Exchange of Notes.  Upon surren-
                           ------------------------------
             der of any Note for registration of transfer or for exchange to the Company at such office, the Company at its expense




                                          4
             will execute and deliver in exchange therefor a new Note or Notes as requested by the holder or transferee, which aggre-gate the unpaid principal amount of such surrendered Note, registered as such holder or transferee may request, of like tenor.

                       5.  Miscellaneous.  No course of dealing and no
                           -------------
             delay on the part of the holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers and remedies. No right, power or remedy conferred hereby upon any holder hereof shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York.


                                      ALEXANDER & ALEXANDER SERVICES INC.



                                      By
                                         --------------------------------

                                                                Exhibit B
                                                                ---------

                        ALEXANDER & ALEXANDER SERVICES INC.

                                 Promissory Note

$50,000,000                                                     July 1, 1994

                   ALEXANDER & ALEXANDER SERVICES INC. (the
"Company"), a Maryland corporation, for value received, hereby promises to pay to CENTRE REINSURANCE (BERMUDA) LIMITED, or registered assigns, the principal amount of FIFTY MILLION DOLLARS ($50,000,000) in five annual installments of TEN MILLION DOLLARS ($10,000,000) each, payable each July 1, commencing July 1, 1997 and ending July 1, 2001, together with interest on the unpaid principal amount hereof, until paid in full, at the rate per annum equal to the sum of the Base Yield (as defined below) plus 250 basis points, payable semi-annually on each January 1 and July 1, commencing January 1, 1995. This Note is subject to prepayment, in whole or in part, at the option of the Company as provided below.

                   1. Default. If any of the following events (an
"Event of Default") shall occur and be continuing:

          (a) if the Company shall default in the payment of principal of or any interest on this Note for more than 15 days after the same becomes due and payable; or

          (b) if, within 60 days after the commencement of legal proceedings against the Company seeking its liquidation, rehabilitation, receivership, dissolution or similar relief under any present or future statute, law or regulation, such legal proceedings shall not have been dismissed or all orders or proceedings there-under affecting the operations or the business of the Company stayed, or if the stay of any other order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment of any trustee, receiver, rehabilitator or liquidator of it or all or any sub-stantial part of its properties, such appointment shall not have been vacated, then the holder of this Note may at its option, by written notice to the Company, declare the unpaid balance of the principal amount of this Note to be due and payable, where-upon the same shall forthwith become due and payable, to-gether with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived.

                   2. Optional Prepayment with Yield Maintenance Premium. The Notes shall be subject to prepayment, in whole at any time or from time to time in part in multiples of $1,000,000 at the option of the Company, at 100% of the principal amount so prepaid plus interest accrued thereon to the prepayment date and the Yield Maintenance Premium, if any, with respect to the amount so prepaid. The Company shall give the holder of the Notes written notice of any such optional prepayment not less than five business days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes to be prepaid on such date. The Company shall deliver with each prepayment an officer's certificate stating whether a Yield Maintenance Premium is payable in connection with such prepayment and setting forth the calculations made in making such determi-nation.

                   No Yield Maintenance Premium shall be due in re-spect of any prepayment of the Note that is made following any cancellation of the reinsurance binders, dated July 1, 1994, each between Centre Reinsurance (Bermuda) Limited, as reinsurer, and Alexander Stenhouse & Partners Ltd., as rein-sured under one such binder, and Atlanta International
Insurance Company, American Special Risk Insurance Company and Trent Insurance Company Limited, as reinsureds under the other such binder, or any commutation thereof, in whole or in part (in an amount not less than the amount of such pre-payment), pursuant to the terms of such binder or any agree-ment or policy giving effect thereto.

                   For the purpose of determining the applicable
Yield Maintenance Premium, the following terms have the respective meanings specified below:

                   "Base Yield" shall mean the five year U.S.
Treasury Note rate as at July 1, 1994.

                   "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Hamilton, Bermuda or New York City are required or author-ized to be closed.

                   "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid (any partial prepayment being applied in satisfaction of any required payments of principal in order of their scheduled due dates).

                   "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by dis-counting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called
Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called
Principal.

                   "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New
York City time) on the Business Day next preceding the Set-tlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate
Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable,
(ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S.
Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

                   "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years
(calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Sched-uled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the near-est one-twelfth year) which will elapse between the Settle-ment Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                   "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon at the Base Yield that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

                   "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called
Principal is to be prepaid.

                   "Yield-Maintenance Premium" shall mean, with re-spect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon at the Base Yield as of (including interest due on) the Settlement Date with respect to such Called
Principal. The Yield-Maintenance Premium shall in no event be less than zero.

                   3. Note Reqister; Ownership of Notes. The Com-pany will keep in the City of New York a register in which the Company will provide for the registration of Notes and the registration of transfers of Notes. The Company may treat the Person in whose name any Note is registered on such register as the owner thereof for the purpose of re-ceiving payment of the principal of and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and the Company shall not be affected by any notice to the contrary. Any other purported transfer shall not be valid. All references in this Note to a "hold-er'' of any Note shall mean the Person in whose name such
Note is at the time registered on such register.

                   4. Transfer and Exchanqe of Notes. Upon surren-der of any Note for registration of transfer or for exchange to the Company at such office, the Company at its expense will execute and deliver in exchange therefor a new Note or Notes as requested by the holder or transferee, which aggre-gate the unpaid principal amount of such surrendered Note, registered as such holder or transferee may request, of like tenor.

                 5. Miscellaneous. No course of dealing and no delay on the part of the holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers and remedies. No right, power or remedy conferred hereby upon any holder hereof shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York.



                                            ALEXANDER & ALEXANDER SERVICES INC.

                                            By
                                                -------------------------------

                                                                  July 1, 1994



  Atlanta International Insurance Company
  700 Commercial Drive N.W. - Suite 100
  Atlanta, Georgia 30325

  American Special Risk Insurance Company
  1700 Commerce Drive Northwest
  Atlanta, Georgia 30318

  Trent Insurance Company Limited
  Dorchester House
  Church Street
  Hamilton, Bermuda


  Ladies and Gentlemen:

            Attached hereto as Exhibit A is a binder of reinsurance in respect of certain losses that you will cede and we will accept as reinsurance on the terms set forth therein. In order to expedite the transaction, you will on July 1, 1994 pay the Loss Transfer Amount (as defined in such binder) and we will accept the risks ceded and arrange for the issuance to you on July 1, 1994 by a bank acceptable to you of a letter of credit or trust agreement as provided in such binder (the "Security").

            In the event the reinsurance provided under the separate letter agreement dated today between Alexander Stenhouse & Partners Ltd. and us (the "AS&P Letter Agreement") is cancelled pursuant to the provisions of the third or fourth paragraph thereof, we shall also cancel the reinsurance ceded and accepted hereunder by written notice to you retroactive to the date of inception as if the transaction had never occurred, in which event we will deliver to Alexander Stenhouse & Partners Ltd. on its and your behalf the Notes issued by Alexander & Alexander Services Inc. in the aggregate principal amount of $50,000,000 in the form attached hereto as Exhibit B (the "Notes") and terminate Alexander Stenhouse & Partners Ltd.'s obligations to pay the Deferred Amount and any interest thereon under the AS&P Letter Agreement in full satisfaction of our obligations hereunder and under the AS&P Letter Agreement.

            This letter agreement shall be governed by the law of Bermuda. If you are in agreement with the foregoing, please so indicate by signing in the space provided below, whereupon this shall become a binding written agreement between you and us.

                                               Very truly yours,

                                               CENTRE REINSURANCE
                                                (BERMUDA) LIMITED


                                               By: /s/ Jay S. Ralph
                                                  ---------------------
                                                  Executive Vice
                                                  President


  Accepted and Agreed:

  ATLANTA INTERNATIONAL INSURANCE
    COMPANY


  By: /s/ Albert A. Skwiertz, Jr.
     ------------------------------


  AMERICAN SPECIAL RISK INSURANCE
    COMPANY


  By: /s/ Daniel Osterhout
     ------------------------------


  TRENT INSURANCE COMPANY LIMITED


  By: /s/ Daniel Osterhout
     ------------------------------

                                                                Exhibit A
                                                                ---------




                               BINDER OF REINSURANCE

  REINSUREDS:    Atlanta International Insurance Company (as to Section A)

                 American Special Risk Insurance Company (as to Section B)

                 Trent Insurance Company Limited (as to Section C)

  TYPE:          Excess of Loss Reinsurance
  ----

  EFFECTIVE
  ---------
  DATE:          This Agreement shall become effective 12:01 a.m., January 1,
  ----           1994 and remain in force and in effect until all obligations hereunder have been discharged.

  SUBJECT
  -------
  BUSINESS:      SECTION A:
  --------       Settled Losses (within the meaning of the Reinsurance
                 Agreement hereinafter referenced) sustained by a Reinsured in respect of the business covered under that certain Reinsurance
                 Agreement, dated as of January 1, 1989, by and between Atlanta
                 International Insurance Company and Centre Reinsurance (Bar-bados) Limited, after exhaustion of the limits under such Reinsurance Agreement, while such Agreement remains in force.

                 SECTION B:
                 Settled Losses (within the meaning of the Reinsurance Agreement hereinafter referenced) sustained by a Reinsured in respect of the business covered under that certain Reinsurance Agreement dated as of January 1, 1989 by and between American Special Risk Insurance Company and Centre Reinsurance (Barbados) Limited, after exhaustion of the limits under such Reinsurance Agreement, while such Agreement remains in force.

                 SECTION C:
                 Settled Losses (within the meaning of the Reinsurance Agreement hereinafter referenced) sustained by a Reinsured in respect of the business covered under that certain Reinsurance Agreement dated as of January 1, 1989, by and between Trent Insurance Company Limited and Centre Reinsurance (Barbados) Limited, after exhaustion of the limits under such Reinsurance Agreement (collectively with the Reinsurance Agreements referred to in Sections A and B, the "Existing Reinsurance Agreements"), while such Agreement remains in force.

  COMMUTATION
  -----------
  AND SUPERFUND
  -------------
  CHARGES:       This Agreement shall not indemnify the Reinsured for any
  -------        commutation effected by or under the control of the Reinsured of underlying liabilities in excess of $250,000 under any inward or outward insurance or reinsurance contract covered hereunder without the Reinsurer's prior written consent, which consent shall not be unreasonably withheld. If a commutation shall occur which is not effected by or under the control of the Reinsured or if the amount of the commuted underlying liabilities is $250,000 or less, the Reinsured shall immediately notify the Reinsurer upon becoming aware of such commutation. Settled Losses on the Subject Business shall be deemed to include any amounts payable by a Reinsured or any of its Affiliates in respect of any fees, taxes, charges or other levies that may be imposed in respect of environmental clean-up, CERCLA or Superfund exposures for which any Reinsured would be responsible under the Subject Business
                 ("Superfund Charges").

                 Any amounts agreed as payment or reported to the Reinsurer in respect of commutations of inward insurance or reinsurance contracts or payable as Superfund Charges shall be treated as Covered Losses (as defined below) by the Reinsurer at the cash value transferred, but shall be applied to the Reinsurer's Aggregate

                 Limit of Liability herein at its future value, which includes any investment income which would reasonably have accrued on such amounts between the commutation or settlement dates and the date at which the commuted losses would have been expected to be paid in full. For any Superfund Charges, such date will be agreed by the Reinsured and the Reinsurer based on the average projected clean-up dates for the sites involved in the Superfund Charges.

                 In the event the foregoing adjustment in respect of Superfund Charges does not operate so as to place each party in substantially the same economic position as if such Superfund Charges (and any benefit arising therefrom or relating thereto) had not applied, this Agreement shall be equitably adjusted. In the event the Reinsured and the Reinsurer are unable to agree on such adjustment within 60 days of a demand by either for consultation with respect to the same, either may submit such matter for resolution pursuant to ARBITRATION hereunder.

  TERRITORY:     This Agreement shall cover wherever the Reinsured's Subject
  ---------      Business covers.

  COVERAGE:      The Reinsurer shall indemnify the Reinsured up to the
  --------       Aggregate Limit of Liability specified herein for Settled
                 Losses on Subject Business described in Section A, B and C paid by the Reinsured on or after January 1, 1994 (col-lectively "Covered Losses") in excess of the Reinsured's
                 Retention.

  AGGREGATE
  ---------
  LIMIT OF
  --------
  LIABILITY:     The Reinsurer shall be liable for Covered Losses, in excess of
  ---------      the Reinsured's Retention under this Agreement, subject to a maximum Aggregate Limit of Liability equal to $10 million for the sum of all Covered Losses under Sections A, B and C.

                 Notwithstanding the foregoing, the Reinsurer's liability under this Agreement is further limited to $200 million less the aggregate covered losses paid by the Reinsurer to Alexander Stenhouse & Partners Ltd. ("AS&P") pursuant to the separate reinsurance agreement, dated as of the date hereof, between AS&P and the Reinsurer (the "AS&P Reinsurance Agreement").

                 In no event shall the sum of the Covered Losses paid by the Reinsurer hereunder and the aggregate covered losses paid by the Reinsurer under the AS&P Reinsurance Agreement exceed $200 million.

  REINSUREDS'
  -----------
  RETENTION:     The Reinsureds' Retention under this Agreement shall equal $73
  ---------      million, less the aggregate amount of the covered losses paid after January 1, 1994 by AS&P under the AS&P Reinsurance
                 Agreement and applied to AS&P's retention thereunder, of Covered Losses.

  LOSS SETTLE-
  ------------
  MENTS:         in cash to the Reinsured or such other person as the Reinsured
  -----          may direct; or

                 in respect of Covered Losses under Section C only, at the option of the Reinsurer, in securities acceptable to the Rein-sured, to such Reinsured. Acceptable securities shall in-clude, without limitation, Notes issued by Alexander & Alexander Services Inc. to the Reinsurer in the aggregate principal amount of $50,000,000 substantially in the form at-tached hereto as Exhibit A, which by their terms are due and payable at the time of such loss settlement or which have been accelerated and are due and payable at the time of such loss settlement (the "A&A Notes"). The A&A Notes shall be valued at the face value thereof, plus interest accrued thereon, to the date of such loss settlement.

  LOSS TRANSFER
  -------------
  AMOUNT:        $2 million, payable on July 1, 1994.
  ------

  COMMUTATION:   This Agreement shall be commuted in whole whenever the AS&P
  -----------    Reinsurance Agreement shall be commuted in whole.  In the
                 event of commutation in whole, the Reinsurer agrees to pay
                 AS&P on behalf of the Reinsureds and AS&P the amount provided under the AS&P Reinsurance Agreement.

                 All payments made by the Reinsurer related to the commutation, as set forth herein, shall constitute a complete and final release of the Reinsurer and the Reinsureds in respect of all of such party's obligations to the other under this Agreement as of the effective date of the commutation.

  TRUST
  -----
  AGREEMENT
  ---------
  AND/OR LETTER
  -------------
  OF CREDIT:     The Reinsurer agrees to provide the Reinsureds a Trust
  ---------      Agreement administered by a mutually agreed trustee and/or a clean irrevocable and evergreen Letter of Credit, issued by a mutually agreed bank, of which the Reinsureds shall be beneficiary which shall secure in full all the liabilities of the Reinsurer to the Reinsured, including reserves for losses incurred but not reported, with respect to this Agreement as shown on the reports required under REPORTS AND REMITTANCES.

                 Such Trust Agreement or Letter of Credit shall be established under the laws of the State of New York.

                 The Reinsurer is responsible for all actual costs associated with providing such Trust Agreement and/or Letter of Credit.

  REPORTS AND
  -----------
  REMITTANCES:   1.   The Reinsureds shall furnish to the Reinsurer:
  -----------
                      i)   within 45 days following the end of each quarter,
                           the reports required under the applicable Existing Reinsurance Agreements.

                      ii) Annually, a projection of Covered Losses incurred but not reported.

                 2. The Reinsurer shall furnish to the Reinsureds within forty-five (45) days after the close of each quarter:

                      i) a reconciliation of the Experience Account under the AS&P Reinsurance Agreement from inception to the close of the most recent preceding quarter, including the portion thereof allocable to the Reinsured.

                      ii) Trust Agreement and/or Letter of Credit inuring to the benefit of the Reinsured as defined in TRUST AGREEMENT AND/OR LETTER OF CREDIT for an amount equal to the ceded unpaid Covered Losses as of the end of the most recent calendar quarter.

                 3. Unless otherwise stated in this Agreement, all amounts due under this Agreement shall be remitted within ten
                      (10) business days after receipt of a "final account statement" from the Reinsured or the Reinsurer.

                 4. Any late payments by either party shall accrue interest at a rate equal to the Yield on the one year United States Treasury Bill existent on the most recent January 1 plus 250 basis points, unless otherwise agreed in writing by the Reinsurer and the Reinsured.

                 5. Others to be agreed, including the definition of "final account statement" (e.g., loss settlements, additional premiums).

  TAXES:         Any and all taxes (other than income taxes) levied on premiums
  -----          or other payments under this Agreement (including, without limitation, withholding taxes, excise taxes, stamp duties or similar taxes) shall be for the account of the Reinsured under this Agreement, and the Reinsured hereby agrees to indemnify the Reinsurer for any and all payments made by the Reinsurer in respect of such taxes.

  ARBITRATION:   Any dispute arising out of the interpretation, performance or
  -----------    breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration must be in writing and sent certified or registered mail, return receipt requested.

                 One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator (the "Umpire") who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

                 If the two arbitrators are unable to agree upon the Umpire within thirty (30) days of their appointment, the two arbitrators shall request the American Arbitration Association ("AAA") to appoint the Umpire for the arbitration with the qualifications set forth in this Article. If the AAA fails to name an Umpire within 30 days, either party may apply to the United States Federal Court for the Southern District of New York to appoint an Umpire with those qualifications. The Umpire shall promptly notify in writing all parties to the arbitration of his selection.

                 All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyds's, London.

                 Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

                 The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Bermuda, but the venue may be changed when deemed by the panel to be in the best interest of the arbi-tration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of Bermuda. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

                 To the extent, and only to the extent, that the provisions of this Agreement are ambiguous or unclear, the panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. The panel shall render its decision within sixty (60) days following the termination of hearings which decision shall be in writing, stating the reasons thereof.

                 Judgment upon the award may be entered in any court having jurisdiction thereof.

                 Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbi-tration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

  OFFSET:        The Reinsured and Reinsurer may offset any balance due from
  ------         one party to the other under this Agreement or any other
                 contract entered into between the Reinsured and the Reinsurer.

                 Offset must include interest due to either party.

  NO THIRD
  --------
  PARTY RIGHTS:  This Agreement is solely between the Reinsureds and the
  ------------   Reinsurer and in no instance shall any other party have rights under this Agreement.

  GENERAL
  -------
  CONDITIONS:    Ultimate Net Loss shall mean Covered Losses
  ----------     Net Retained Lines, where applicable
                 Loss Settlements
                 Errors and Omissions*
                 Inspection/Access to Records
                 Currency (US$, B.P.1.00 = US $1.4755, Can $1.00   = US $.7497)
                 Insolvency (of the Insured)
                 Service of Suit
                 Choice of Law - Bermuda
                 Insolvency Fund Exclusion
                 Intermediary (Brokerage = 0%)
                 No Assignment Without Consent, Such Consent
                   Not To Be Unreasonably Withheld
                 Mechanism for Tender of A&A Notes
                 Loss, Allocated Loss Adjustment
                   Expense and Unallocated Loss Adjustment
                   Expense to be defined.


  WORDING:       To be agreed.
  -------




             --------------------

             * will address prompt payment of refunds due to either party by reason of any error or omission.

                                                                Exhibit B
                                                                ---------

                        ALEXANDER & ALEXANDER SERVICES INC.

                                 Promissory Note

$50,000,000                                                     July 1, 1994

                   ALEXANDER & ALEXANDER SERVICES INC. (the
"Company"), a Maryland corporation, for value received, hereby promises to pay to CENTRE REINSURANCE (BERMUDA) LIMITED, or registered assigns, the principal amount of FIFTY MILLION DOLLARS ($50,000,000) in five annual installments of TEN MILLION DOLLARS ($10,000,000) each, payable each July 1, commencing July 1, 1997 and ending July 1, 2001, together with interest on the unpaid principal amount hereof, until paid in full, at the rate per annum equal to the sum of the Base Yield (as defined below) plus 250 basis points, payable semi-annually on each January 1 and July 1, commencing January 1, 1995. This Note is subject to prepayment, in whole or in part, at the option of the Company as provided below.

                   1. Default. If any of the following events (an
"Event of Default") shall occur and be continuing:

          (a) if the Company shall default in the payment of principal of or any interest on this Note for more than 15 days after the same becomes due and payable; or

          (b) if, within 60 days after the commencement of legal proceedings against the Company seeking its liquidation, rehabilitation, receivership, dissolution or similar relief under any present or future statute, law or regulation, such legal proceedings shall not have been dismissed or all orders or proceedings there-under affecting the operations or the business of the Company stayed, or if the stay of any other order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment of any trustee, receiver, rehabilitator or liquidator of it or all or any sub-stantial part of its properties, such appointment shall not have been vacated, then the holder of this Note may at its option, by written notice to the Company, declare the unpaid balance of the principal amount of this Note to be due and payable, where-upon the same shall forthwith become due and payable, to-gether with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived.

                   2. Optional Prepayment with Yield Maintenance Premium. The Notes shall be subject to prepayment, in whole at any time or from time to time in part in multiples of $1,000,000 at the option of the Company, at 100% of the principal amount so prepaid plus interest accrued thereon to the prepayment date and the Yield Maintenance Premium, if any, with respect to the amount so prepaid. The Company shall give the holder of the Notes written notice of any such optional prepayment not less than five business days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes to be prepaid on such date. The Company shall deliver with each prepayment an officer's certificate stating whether a Yield Maintenance Premium is payable in connection with such prepayment and setting forth the calculations made in making such determi-nation.

                   No Yield Maintenance Premium shall be due in re-spect of any prepayment of the Note that is made following any cancellation of the reinsurance binders, dated July 1, 1994, each between Centre Reinsurance (Bermuda) Limited, as reinsurer, and Alexander Stenhouse & Partners Ltd., as rein-sured under one such binder, and Atlanta International
Insurance Company, American Special Risk Insurance Company and Trent Insurance Company Limited, as reinsureds under the other such binder, or any commutation thereof, in whole or in part (in an amount not less than the amount of such pre-payment), pursuant to the terms of such binder or any agree-ment or policy giving effect thereto.

                   For the purpose of determining the applicable
Yield Maintenance Premium, the following terms have the respective meanings specified below:

                   "Base Yield" shall mean the five year U.S.
Treasury Note rate as at July 1, 1994.

                   "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Hamilton, Bermuda or New York City are required or author-ized to be closed.

                   "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid (any partial prepayment being applied in satisfaction of any required payments of principal in order of their scheduled due dates).

                   "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by dis-counting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called
Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called
Principal.

                   "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New
York City time) on the Business Day next preceding the Set-tlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate
Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable,
(ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S.
Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

                   "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years
(calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Sched-uled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the near-est one-twelfth year) which will elapse between the Settle-ment Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                   "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon at the Base Yield that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

                   "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called
Principal is to be prepaid.

                   "Yield-Maintenance Premium" shall mean, with re-spect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon at the Base Yield as of (including interest due on) the Settlement Date with respect to such Called
Principal. The Yield-Maintenance Premium shall in no event be less than zero.

                   3. Note Reqister; Ownership of Notes. The Com-pany will keep in the City of New York a register in which the Company will provide for the registration of Notes and the registration of transfers of Notes. The Company may treat the Person in whose name any Note is registered on such register as the owner thereof for the purpose of re-ceiving payment of the principal of and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and the Company shall not be affected by any notice to the contrary. Any other purported transfer shall not be valid. All references in this Note to a "hold-er'' of any Note shall mean the Person in whose name such
Note is at the time registered on such register.

                   4. Transfer and Exchanqe of Notes. Upon surren-der of any Note for registration of transfer or for exchange to the Company at such office, the Company at its expense will execute and deliver in exchange therefor a new Note or Notes as requested by the holder or transferee, which aggre-gate the unpaid principal amount of such surrendered Note, registered as such holder or transferee may request, of like tenor.

                 5. Miscellaneous. No course of dealing and no delay on the part of the holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers and remedies. No right, power or remedy conferred hereby upon any holder hereof shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York.



                                            ALEXANDER & ALEXANDER SERVICES INC.

                                            By
                                                -------------------------------

                                                               July 1, 1994


  Centre Reinsurance (Bermuda) Limited
  Cumberland House
  One Victoria Street
  Hamilton HM, HX, Bermuda

  Ladies and Gentlemen:

            We refer to our note, dated July 1, 1994, in the principal amount of $50,000,000 in substantially the form attached hereto as Exhibit A (the "Notes") purchased by you. This letter will serve to confirm our agreement as follows:

            1. You will not tender all or any portion of the Notes to Alexander Stenhouse & Partners Ltd., its successors or assigns, in respect of your obligations under the Reinsurance Agreement, effective as of January 1, 1994, between you and Alexander Stenhouse & Partners Ltd. or to Trent Insur-ance Company Limited, its successors and assigns, in respect of your obligations under the Reinsurance Agreement, effective as of January 1, 1994, between you and Trent Insurance Company Limited and the other reinsureds noted therein unless and until an Event of Default under the Notes shall have occurred and be continuing.
            If you are in agreement with the foregoing, please execute and return a copy of this letter, whereupon this letter shall become a binding agreement between you and us.

                                ALEXANDER & ALEXANDER
                                  SERVICES INC.



                                By: /s/ Daniel Osterhout
                                   ------------------------
                                   Name: Daniel Osterhout
                                   Title: Senior Vice
                                          President


  Accepted and Agreed:

  CENTRE REINSURANCE
    (BERMUDA) LIMITED


  By: /s/ Jay S. Ralph
     ------------------------
     Name: Jay S. Ralph
     Title: Executive Vice
            President

                                                                Exhibit A
                                                                ---------

                        ALEXANDER & ALEXANDER SERVICES INC.

                                 Promissory Note

$50,000,000                                                     July 1, 1994

                   ALEXANDER & ALEXANDER SERVICES INC. (the
"Company"), a Maryland corporation, for value received, hereby promises to pay to CENTRE REINSURANCE (BERMUDA) LIMITED, or registered assigns, the principal amount of FIFTY MILLION DOLLARS ($50,000,000) in five annual installments of TEN MILLION DOLLARS ($10,000,000) each, payable each July 1, commencing July 1, 1997 and ending July 1, 2001, together with interest on the unpaid principal amount hereof, until paid in full, at the rate per annum equal to the sum of the Base Yield (as defined below) plus 250 basis points, payable semi-annually on each January 1 and July 1, commencing January 1, 1995. This Note is subject to prepayment, in whole or in part, at the option of the Company as provided below.

                   1. Default. If any of the following events (an
"Event of Default") shall occur and be continuing:

          (a) if the Company shall default in the payment of principal of or any interest on this Note for more than 15 days after the same becomes due and payable; or

          (b) if, within 60 days after the commencement of legal proceedings against the Company seeking its liquidation, rehabilitation, receivership, dissolution or similar relief under any present or future statute, law or regulation, such legal proceedings shall not have been dismissed or all orders or proceedings there-under affecting the operations or the business of the Company stayed, or if the stay of any other order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment of any trustee, receiver, rehabilitator or liquidator of it or all or any sub-stantial part of its properties, such appointment shall not have been vacated, then the holder of this Note may at its option, by written notice to the Company, declare the unpaid balance of the principal amount of this Note to be due and payable, where-upon the same shall forthwith become due and payable, to-gether with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived.

                   2. Optional Prepayment with Yield Maintenance Premium. The Notes shall be subject to prepayment, in whole at any time or from time to time in part in multiples of $1,000,000 at the option of the Company, at 100% of the principal amount so prepaid plus interest accrued thereon to the prepayment date and the Yield Maintenance Premium, if any, with respect to the amount so prepaid. The Company shall give the holder of the Notes written notice of any such optional prepayment not less than five business days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes to be prepaid on such date. The Company shall deliver with each prepayment an officer's certificate stating whether a Yield Maintenance Premium is payable in connection with such prepayment and setting forth the calculations made in making such determi-nation.

                   No Yield Maintenance Premium shall be due in re-spect of any prepayment of the Note that is made following any cancellation of the reinsurance binders, dated July 1, 1994, each between Centre Reinsurance (Bermuda) Limited, as reinsurer, and Alexander Stenhouse & Partners Ltd., as rein-sured under one such binder, and Atlanta International
Insurance Company, American Special Risk Insurance Company and Trent Insurance Company Limited, as reinsureds under the other such binder, or any commutation thereof, in whole or in part (in an amount not less than the amount of such pre-payment), pursuant to the terms of such binder or any agree-ment or policy giving effect thereto.

                   For the purpose of determining the applicable
Yield Maintenance Premium, the following terms have the respective meanings specified below:

                   "Base Yield" shall mean the five year U.S.
Treasury Note rate as at July 1, 1994.

                   "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Hamilton, Bermuda or New York City are required or author-ized to be closed.

                   "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid (any partial prepayment being applied in satisfaction of any required payments of principal in order of their scheduled due dates).

                   "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by dis-counting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called
Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called
Principal.

                   "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New
York City time) on the Business Day next preceding the Set-tlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate
Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable,
(ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S.
Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

                   "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years
(calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Sched-uled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the near-est one-twelfth year) which will elapse between the Settle-ment Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                   "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon at the Base Yield that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

                   "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called
Principal is to be prepaid.

                   "Yield-Maintenance Premium" shall mean, with re-spect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon at the Base Yield as of (including interest due on) the Settlement Date with respect to such Called
Principal. The Yield-Maintenance Premium shall in no event be less than zero.

                   3. Note Reqister; Ownership of Notes. The Com-pany will keep in the City of New York a register in which the Company will provide for the registration of Notes and the registration of transfers of Notes. The Company may treat the Person in whose name any Note is registered on such register as the owner thereof for the purpose of re-ceiving payment of the principal of and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and the Company shall not be affected by any notice to the contrary. Any other purported transfer shall not be valid. All references in this Note to a "hold-er'' of any Note shall mean the Person in whose name such
Note is at the time registered on such register.

                   4. Transfer and Exchanqe of Notes. Upon surren-der of any Note for registration of transfer or for exchange to the Company at such office, the Company at its expense will execute and deliver in exchange therefor a new Note or Notes as requested by the holder or transferee, which aggre-gate the unpaid principal amount of such surrendered Note, registered as such holder or transferee may request, of like tenor.

                 5. Miscellaneous. No course of dealing and no delay on the part of the holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers and remedies. No right, power or remedy conferred hereby upon any holder hereof shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York.



                                            ALEXANDER & ALEXANDER SERVICES INC.

                                            By
                                                -------------------------------

                          American International Group, Inc.
                                    70 Pine Street
                              New York, New York  10270















                                                                June 30, 1994



             Alexander & Alexander Services Inc.
             1211 Avenue of the Americas
             New York, New York  10036

             Gentlemen:

                       We refer to Section 3.a.8 of the Stock Purchase
             and Sale Agreement dated as of June 6, 1994 (the "Agreement"). You have informed us that you propose to enter into insurance and/or reinsurance transactions (the "Policies") with Centre Reinsurance (Bermuda) Ltd. on the terms and conditions set forth in the letter agreements annexed hereto. We hereby confirm our previous advice to you that Centre Reinsurance (Bermuda) Ltd. is a satisfactory insurer within the meaning of Section 3.a.8. With respect to the terms of the Policies themselves, we advise you that they are satisfactory to us subject to your agreements that:

                       (1) So long as we hold any of the Series B Stock, the Conversion Shares, or the Exchange Shares (as those terms are defined in the Agreement), you will not without our consent (which will not be unreasonably withheld or delayed) cancel, terminate, commute (whether in whole or in part, and whether by effecting a Partial Commutation under the Policies, by otherwise acting in accordance with the terms of the Policies, or otherwise), elect to include additional exposures, or in any material respect modify the Policies.

                       (2) You will cause to be paid the Deferred Amount (as defined in the attached letter agreements) on or before October 31, 1994 and will, if we so request and if the Deferred Amount has not been prior to the closing of the transactions contemplated by the Agreement (the "Closing"), cause such Deferred Amount to be paid in connection with such Closing and Directly with proceeds therefrom.

                       Our acknowledgement that the Policies are
             "satisfactory" within the meaning of Section 3.a.8 is conditioned on your agreement to the terms set forth above. Please confirm that agreement by signing in the space provided below.


                                           Very truly yours,


                                           /s/ Edward E. Matthews
                                           -----------------------------
                                           Edward E. Matthews
                                           Vice Chairman -  Finance

             ACCEPTED AND AGREED
             AS OF JUNE 30, 1994:
             --------------------


             ALEXANDER & ALEXANDER SERVICES INC.


             By: /s/Daniel Osterhout
                 -------------------------------
                 Name:   Daniel Osterhout
                 Title:  Senior Vice President